EXECUTION COPY





                             CREDIT AGREEMENT

                                Dated as of

                               June 30, 1995

                                   among

                      Bangor Hydro-Electric Company,

                          The Banks Named Herein,

                              Chemical Bank,
                         as Administrative Agent,

                                    and

        Fleet Bank of Maine and The First National Bank of Boston,
                               as Co-Agents






                              TABLE OF CONTENTS


                                                                         Page


                                  ARTICLE I

                                 DEFINITIONS . . . . . . . . . . . . . . .  1
     SECTION 1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.2  OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . 14

                                 ARTICLE II

                               THE COMMITMENTS . . . . . . . . . . . . . . 14
     SECTION 2.1  REVOLVING CREDIT LOANS . . . . . . . . . . . . . . . . . 14
     SECTION 2.2  PROCEDURE FOR REVOLVING CREDIT BORROWING . . . . . . . . 15
     SECTION 2.3  REVOLVING CREDIT NOTES . . . . . . . . . . . . . . . . . 15
     SECTION 2.4  SWING LINE COMMITMENT. . . . . . . . . . . . . . . . . . 16
     SECTION 2.5  COMMITMENT FEE . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 2.6  OPTIONAL TERMINATION OR REDUCTION OF REVOLVING CREDIT
          COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 2.7  TERM LOANS.. . . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 2.8  TERM NOTES . . . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 2.9  PROCEDURE FOR TERM LOAN BORROWING. . . . . . . . . . . . 19
     SECTION 2.10  OPTIONAL PREPAYMENTS. . . . . . . . . . . . . . . . . . 19
     SECTION 2.11  MANDATORY REPAYMENTS AND COMMITMENT REDUCTIONS  . . . . 20
     SECTION 2.12  COMPUTATION OF INTEREST AND FEES. . . . . . . . . . . . 21
     SECTION 2.13  INTEREST RATE AND PAYMENT DATES . . . . . . . . . . . . 21
     SECTION 2.14  CONVERSION OPTIONS. . . . . . . . . . . . . . . . . . . 21
     SECTION 2.15  INABILITY TO DETERMINE INTEREST RATE. . . . . . . . . . 22
     SECTION 2.16  PRO RATA TREATMENT AND PAYMENTS.. . . . . . . . . . . . 23
     SECTION 2.17  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.18  REQUIREMENTS OF LAW.. . . . . . . . . . . . . . . . . . 24
     SECTION 2.19  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . 25

                                 ARTICLE III

                              LETTERS OF CREDIT. . . . . . . . . . . . . . 26
     SECTION 3.1  L/C COMMITMENT.. . . . . . . . . . . . . . . . . . . . . 26
     SECTION 3.2  PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. . . . . . . 26
     SECTION 3.3  COMMISSIONS AND OTHER CHARGES. . . . . . . . . . . . . . 27
     SECTION 3.4  L/C PARTICIPATIONS.. . . . . . . . . . . . . . . . . . . 27
     SECTION 3.5  REIMBURSEMENT OBLIGATION OF THE COMPANY. . . . . . . . . 28
     SECTION 3.6  OBLIGATIONS ABSOLUTE.. . . . . . . . . . . . . . . . . . 29
     SECTION 3.7  LETTER OF CREDIT PAYMENTS. . . . . . . . . . . . . . . . 29
     SECTION 3.8  APPLICATION. . . . . . . . . . . . . . . . . . . . . . . 30

                                 ARTICLE IV

                     CONDITIONS TO EXTENSIONS OF CREDIT. . . . . . . . . . 30
     SECTION 4.1  EACH EXTENSION OF CREDIT . . . . . . . . . . . . . . . . 30
     SECTION 4.2  FIRST LOAN . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 4.3  SPECIFIED LETTER OF CREDIT . . . . . . . . . . . . . . . 32

                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . 32
     SECTION 5.1  CORPORATE EXISTENCE AND POWER. . . . . . . . . . . . . . 32
     SECTION 5.2   CORPORATE AUTHORIZATION; NON-CONTRAVENTION. . . . . . . 33
     SECTION 5.3  BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 5.4  FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . 33
     SECTION 5.5  LEGAL AND REGULATORY PROCEEDINGS . . . . . . . . . . . . 33
     SECTION 5.6  GOVERNMENTAL AUTHORIZATION . . . . . . . . . . . . . . . 33
     SECTION 5.7  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.8  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.9  COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . 34
     SECTION 5.10  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.11  PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.12  NO DEFAULTS, VIOLATIONS, ETC. . . . . . . . . . . . . . 35
     SECTION 5.13  RESTRICTIONS ON COMPANY . . . . . . . . . . . . . . . . 35
     SECTION 5.14  PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . . 35


                                 ARTICLE VI

                                  COVENANTS. . . . . . . . . . . . . . . . 35
     SECTION 6.1  INFORMATION. . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 6.2  PAYMENT OF TAXES; PRESERVATION OF CORPORATE EXISTENCE
          AND FRANCHISES; MAINTENANCE OF PROPERTIES; COMPLIANCE WITH
          LAWS; MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . 37
     SECTION 6.3  LIMITATION ON DEBT . . . . . . . . . . . . . . . . . . . 38
     SECTION 6.4  INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 6.5  NEGATIVE PLEDGE. . . . . . . . . . . . . . . . . . . . . 39
     SECTION 6.6  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. . . . . . . 41
     SECTION 6.7  CONSOLIDATED TOTAL DEBT RATIO. . . . . . . . . . . . . . 41
     SECTION 6.8  CONSOLIDATED FIXED CHARGE RATIO. . . . . . . . . . . . . 41
     SECTION 6.9  MAINTENANCE OF NET WORTH . . . . . . . . . . . . . . . . 42
     SECTION 6.10  LIMITATION ON DIVIDENDS, ETC. . . . . . . . . . . . . . 42
     SECTION 6.11  STATUS. . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.12  AMENDMENTS TO SECOND MORTGAGE BONDS, ETC. . . . . . . . 42
     SECTION 6.13  INTEREST RATE PROTECTION. . . . . . . . . . . . . . . . 43
     SECTION 6.14  LIMITATION ON OPTIONAL PREPAYMENTS OF CERTAIN DEBT. . . 43
     SECTION 6.15  RIGHTS OF INSPECTION. . . . . . . . . . . . . . . . . . 43
     SECTION 6.16  MATTERS OF ENVIRONMENTAL CONCERN. . . . . . . . . . . . 43


                                 ARTICLE VII

                                  DEFAULTS . . . . . . . . . . . . . . . . 44
     SECTION 7.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . 44
     SECTION 7.2  NOTICE OF EVENT OF DEFAULT . . . . . . . . . . . . . . . 46

                                ARTICLE VIII

                          THE ADMINISTRATIVE AGENT . . . . . . . . . . . . 46
     SECTION 8.1  APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 8.2  DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . 47
     SECTION 8.3  EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . 47
     SECTION 8.4  RELIANCE BY ADMINISTRATIVE AGENT . . . . . . . . . . . . 47
     SECTION 8.5  NOTICE OF EVENT OF DEFAULT . . . . . . . . . . . . . . . 48
     SECTION 8.6  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS . . 48
     SECTION 8.7  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 48
     SECTION 8.8  ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. . . . . 49
     SECTION 8.9  SUCCESSOR ADMINISTRATIVE AGENT . . . . . . . . . . . . . 49
     SECTION 8.10  CO-AGENTS . . . . . . . . . . . . . . . . . . . . . . . 49



                                 ARTICLE IX

                                MISCELLANEOUS. . . . . . . . . . . . . . . 50
     SECTION 9.1  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 9.2  NO WAIVERS; CUMULATIVE REMEDIES. . . . . . . . . . . . . 50
     SECTION 9.3  EXPENSES; DOCUMENTARY TAXES. . . . . . . . . . . . . . . 50
     SECTION 9.4  ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.5  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . 51
     SECTION 9.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING
          BANKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                                  ARTICLE X. . . . . . . . . . . . . . . . 54
     SECTION 10.1  COUNTERPARTS; EFFECTIVENESS . . . . . . . . . . . . . . 55

                                 ARTICLE XI. . . . . . . . . . . . . . . . 55
     SECTION 11.1  SECTION HEADINGS. . . . . . . . . . . . . . . . . . . . 55


                                 ARTICLE XII . . . . . . . . . . . . . . . 55
     SECTION 12.1  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . 55

                                ARTICLE XIII . . . . . . . . . . . . . . . 55
     SECTION 13.1  SUBMISSION TO JURISDICTION; WAIVERS . . . . . . . . . . 55


SCHEDULE I     Commitment Schedule
SCHEDULE II    Address Schedule
EXHIBIT A-1    Form of Revolving Credit Note
EXHIBIT A-2    Form of Swing Line Note
EXHIBIT B      Form of Term Note
EXHIBIT C      Closing Certificate
EXHIBIT D      Form of Assignment and Acceptance
EXHIBIT E-1         Opinion to be Delivered by General Counsel
               of Company
EXHIBIT E-2    Opinion of Winthrop, Stimson
EXHIBIT E-3    Opinion of Eaton, Peabody
EXHIBIT F      Form of Pledge Agreement
EXHIBIT G      List of Subsidiaries of Company
EXHIBIT H      List of Guarantees
EXHIBIT I      1994 Audited Financial Statement of the Company
               (from the Company's 1994 Annual Report on
               Form 10-K)




              CREDIT AGREEMENT dated as of June 30, 1995 among Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), the several banks from time to time parties to this Agreement (individually, a "BANK" and collectively, the "BANKS"), Chemical Bank, as administrative agent for the Banks, and Fleet Bank of Maine and The First National Bank of Boston, as co-agents (in such capacity, the "CO-AGENTS").

              The parties hereto hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

              SECTION 1.1 (A) DEFINITIONS. The following terms, as used herein, have the following meanings:

              "ADMINISTRATIVE AGENT": Chemical Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Banks under this Agreement and the other Loan Documents.

              "AGGREGATE OUTSTANDING REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Bank then outstanding, (b) such Bank's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, and (c) such Bank's Revolving Credit Commitment Percentage of the aggregate principal amount of all Swing Line Loans then outstanding.

              "AGREEMENT": this Credit Agreement, as amended, supplemented or modified from time to time.

              "APPLICABLE BASE RATE MARGIN": with respect to each Base Rate Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

    Level I   Level II   Level III     Level IV    Level V
    Status    Status     Status        Status      Status
    -------   --------   ---------     --------    -------
    0.00%     0.25%      0.75%         1.00%       1.50%

              "APPLICABLE EURODOLLAR MARGIN": with respect to each Eurodollar Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

    Level I   Level II   Level III     Level IV     Level V
    Status    Status     Status        Status       Status
    -------   --------   ---------     --------     -------
     0.75%     1.25%      1.75%         2.00%        2.50%

              "APPLICATION": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

              "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an Assignment and Acceptance Agreement, substantially in the form of Exhibit D.

              "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Bank, at a particular time, an amount equal to the excess, if any, of (a) the amount of such Bank's Revolving Credit Commitment at such time over (b) such Bank's Aggregate Outstanding Revolving Extensions of Credit at such time; PROVIDED, that in calculating any Bank's Aggregate Outstanding Revolving Extensions of Credit for the purpose of determining such Bank's Available Revolving Credit Commitment pursuant to Section 2.5, the aggregate unpaid principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

              "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Chemical Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD ASSESSMENT RATE" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD RESERVE PERCENTAGE" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Reserve Percentage, the CD Assessment Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Reserve Percentage, the CD Assessment Rate or the Federal Funds Effective Rate, respectively.

              "BASE RATE LOANS": loans hereunder at such time as they are being made and/or being maintained at a rate of interest based upon the Base Rate (including Swing Line Loans).

              "BOARD": the Board of Governors of the Federal Reserve System (or any successor).

              "BORROWING DATE": any Business Day specified in a notice pursuant to Section 2.2, 2.4 or 2.9 as a date on which the Company requests the relevant Banks to make Revolving Credit Loans, Swing Line Loans or Term Loans, as the case may be, hereunder.

              "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

              "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

              "CASH": with respect to the Company, the sum of (i) cash on hand and all money in demand deposit or similar accounts; and (ii) Temporary Cash Investments.

              "CODE": the Internal Revenue Code of 1986, as amended from time to time.

              "COLLATERAL BONDS":  as defined in Section 4.2(b).

              "COMMISSION":  the Public Utilities Commission of the State of
    Maine.

              "Commitment": as to each Bank, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Bank.

              "COMMITMENT FEE RATE": for any day, the rate per annum set forth below opposite the Status in effect on such day:



                                         Commitment Fee
                    Status                    Rate

                  ----------------        --------------

                   Level I Status             0.250%
                   Level II Status            0.375%
                   Level III Status           0.500%
                   Level IV Status            0.500%
                   Level V Status             0.625%


          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

          "COMPANY'S 1994 FORM 10-K": the Company's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          "COMPANY'S FORM 10-Q": the Company's quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          "CONSOLIDATED ADJUSTED EBIT": for any period, Consolidated Net Income for such period (a) PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income tax expense and (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Loans) and (b) MINUS, to the extent included in Consolidated Net Income for such period, the amount which would appear in accordance with GAAP on a statement of income of the Company and its consolidated Subsidiaries opposite the heading "Allowance for equity funds used during construction" (or any similar item).

          "CONSOLIDATED FIXED CHARGES": for any period, (a) total cash interest expense (including that attributable to capital lease obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Debt of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, determined on a consolidated basis in accordance with GAAP PLUS (b) to the extent subtracted in arriving at the amount described in clause (a) above, the amount which would appear in accordance with GAAP on a statement of income of the Company and its consolidated Subsidiaries for such period opposite the heading "Allowance for borrowed funds used during construction" (or any similar item).

          "CONSOLIDATED FIXED CHARGE RATIO":  for any period, the ratio of
     (a) Consolidated Adjusted EBIT for such period to (b) Consolidated Fixed Charges for such period.

          "CONSOLIDATED NET INCOME": for any period, the net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or any law, rule, regulation or order applicable to such Subsidiary.

          "CONSOLIDATED NET WORTH": at any date of determination, with respect to any Person, (a) the stated capital of the common stock of such Person PLUS (b) additional paid-in capital in respect of such common stock PLUS (c) retained earnings (or minus accumulated deficit) of such Person, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION": at any date of determination, the sum of (a) Consolidated Total Debt at such date and (b) the aggregate of all amounts which would appear in accordance with GAAP on a balance sheet of the Company and its consolidated Subsidiaries at such date opposite the headings "Common stock investment," "Preferred stock" and "Preferred stock subject to mandatory redemption" (or any similar items).

          "CONSOLIDATED TOTAL DEBT": at any date of determination, the aggregate principal amount of all Debt which would appear in accordance with GAAP on a balance sheet of the Company and its consolidated Subsidiaries at such date.

          "CONSOLIDATED TOTAL DEBT RATIO": at any date of determination, the ratio of (a) Consolidated Total Debt at such date to (b) Consolidated Total Capitalization at such date.

          "DEBT": at any date, as to any Person, (a) all indebtedness or other obligations of such Person for borrowed money, for letters of credit opened for the account of such Person, or for the deferred purchase price of property or services, or with respect to obligations pursuant to capitalized leases, (b) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection and endorsements in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, and (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations. It is understood that Interest Rate Protection Agreements and commodities hedge agreements shall not constitute Debt for the purposes of this Agreement.

          "DEFAULT": any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DISCLOSURE DOCUMENTS":  as defined in Section 5.4(a).

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC LENDING OFFICE": initially, the office of each Bank designated as such in Schedule II hereto; thereafter, such other office of such Bank, if any, located within the United States which shall be making or maintaining Base Rate Loans.

          "EFFECTIVE DATE":  June 30, 1995.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

          "EURODOLLAR LENDING OFFICE": initially, the office of each Bank designated as such in Schedule II hereto; thereafter, such other office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

          "EURODOLLAR LOANS": loans hereunder at such time as they are made and/or being maintained at a rate of interest based on the LIBO Rate.

          "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans made by the Revolving Credit Banks or the Term Loan Banks, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "EVENT OF DEFAULT":  as defined in Section 7.1.

          "EXCHANGE ACT":   the Securities Exchange Act of 1934, as amended,
     including the regulations promulgated thereunder, from time to time.

          "EXISTING CREDIT AGREEMENT":   as defined in Section 4.2(d).

          "FAME LOAN AGREEMENT":   the Loan Agreement dated as of June 1,
     1995 between the Company and the Finance Authority of Maine.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time; provided, that all computations determining compliance with Section 6, including definitions used therein, shall utilize generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the financial statements of the Company in respect of the fiscal year ended December 31, 1994 delivered pursuant to Section 5.4(a).

          "GENERAL AND REFUNDING MORTGAGE INDENTURE": The General and Refunding Mortgage Indenture and Deed of Trust dated as of June 1, 1995 between the Company and Chemical Bank, as trustee.

          "GUARANTEE": as to any Person, any obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or lease payments of any other Person or otherwise in any manner assuring the holder of any Debt or lease of any other Person against loss (whether by agreement to keep-well, to purchase assets, goods or services, or to take-or-pay or otherwise). The term "guarantee" used as a verb has a correlative meaning.

          "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after a Base Rate Loan is made or Eurodollar Loans are converted to Base Rate Loans, (b) as to any Eurodollar Loan, in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b), each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD": (a) initially, the period commencing on the Borrowing Date or the conversion date, as the case may be, with respect to each Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing as provided in Section 2.2 or 2.9 or its notice of conversion as provided in Section 2.14; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to each Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

PROVIDED THAT, the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

          (B) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

          (C) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected a Base Rate Loan to replace the affected Eurodollar Loan;

          (D) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

          (E) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "INTEREST RATE PROTECTION AGREEMENT": any interest rate protection agreement, interest rate swap, interest rate cap or other interest rate hedge arrangement.

          "INVESTMENT": any investment in any Person, whether by means of share purchase, loan, capital contribution or otherwise.

          "ISSUING BANK": Chemical Bank, in its capacity as issuer of any Letter of Credit.

          "L/C COMMITMENT":  $5,000,000.

          "L/C FEE PAYMENT DATE": the last day of each March, June, September and December.

          "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5(a).

          "L/C PARTICIPANTS": the collective reference to all Revolving Credit Banks other than the Issuing Bank.

          "LETTERS OF CREDIT":  as defined in Section 3.1(a).

          "LEVEL I STATUS": exists at any date if, at such date, the Company has a long-term senior secured debt rating (whether or not published) of BBB or better by S&P AND, unless the Company is then unrated by Moody's, Baa2 or better by Moody's.

          "LEVEL II STATUS": exists at any date if, at such date, Level I Status does not exist and the Company has a long-term senior secured debt rating (whether or not published) of BBB- or better by S&P AND, unless the Company is then unrated by Moody's, Baa1 or better by Moody's.

          "LEVEL III STATUS": exists at any date if, at such date, neither Level I Status nor Level II Status exists and the Company has a long-term senior secured debt rating (whether or not published) of BB+ or better by S&P AND, unless the Company is then unrated by Moody's, Ba1 or better by Moody's.

          "LEVEL IV STATUS": exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and the Company has a long-term senior secured debt rating (whether or not published) of BB or better by S&P AND, unless the Company is then unrated by Moody's, Ba2 or better by Moody's.

          "LEVEL V STATUS": exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

          "LIBO RATE": with respect to each Interest Period pertaining to Eurodollar Loans, the rate per annum at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at 10:00 a.m., New York time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan of the Administrative Agent to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of such System (the "EUROCURRENCY RESERVE REQUIREMENTS") (such LIBO Rate to be adjusted to the nearest or next higher 1/100 of one percent).

          "LIEN": with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or (ii) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

          "LOANS":  any loan made by any Bank hereunder.

          "LOAN AGREEMENT": the Loan Agreement dated as of December 1, 1983 between the Company and the Industrial Development Authority of the State of New Hampshire, as such agreement may be amended from time to time.

          "LOAN DOCUMENTS": the collective reference to this Agreement, the Notes, the Letters of Credit, the Applications, the Pledge Agreement, the Mortgage, the Supplemental Indenture and the Collateral Bonds.

          "MAINE YANKEE/MEPCO GUARANTEES": the obligations of the Company with respect to its status as a stockholder and sponsor of Maine Yankee Atomic Power Company ("MAINE YANKEE") and Maine Electric Power Company, Inc. ("MEPCO"), as more particularly set forth in Exhibit H.

          "MAJORITY BANKS": at a particular time, the holders of at least 51% of the sum of (a) the aggregate unpaid principal amount of the Term Loans and (b) the aggregate Revolving Credit Commitments (or if the Revolving Credit Commitments have been terminated, the Aggregate Outstanding Revolving Extensions of Credit).

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of (i) this Agreement or any of the other Loan Documents or (ii) the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

          "MOODY'S":  Moody's Investors Service, Inc. and its successors.

          "MORTGAGE": the Mortgage and Deed of Trust of the Company to City Bank Farmers Trust Company (of which Citibank, N.A., a national banking association, is the successor), as trustee, dated as of July 1, 1936, as heretofore and hereafter supplemented and amended.

          "NOTES": the collective reference to the Revolving Credit Notes, the Swing Line Note and the Term Notes.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PLAN": at any time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "PLEDGE AGREEMENT": the Pledge Agreement to be executed and delivered by the Company, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "PREFERRED STOCK":     as defined in Section 6.10(b).

          "PURCHASING BANKS":  as defined in Section 9.6(c).

          "REGISTER":  as defined in Section 9.6(d).

          "REIMBURSEMENT OBLIGATIONS": the obligation of the Company to reimburse the Issuing Bank pursuant to Section 3.5(a) for amounts drawn under Letters of Credit.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "REQUIRED BANKS": at a particular time, the holders of at least 60% of the sum of (a) the aggregate unpaid principal amount of the Term Loans and (b) the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the Aggregate Outstanding Revolving Extensions of Credit).

          "REVOLVING CREDIT BANKS": each Bank which has a Revolving Credit Commitment or which has made a Revolving Credit Loan.

          "REVOLVING CREDIT COMMITMENT": as to any Bank, its obligation, if any to make Revolving Credit Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Company in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Bank's name in Schedule I under the heading "Revolving Credit Commitment" or, in the case of any Bank that is a Purchasing Bank, the amount of the assigning Bank's Revolving Credit Commitment assigned to such Purchasing Bank pursuant to Section 9.6(c) (in each case as such amount may be adjusted from time to time as provided herein).

          "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Bank, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated, the percentage of the aggregate amount of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Banks then constituted by such Bank's Aggregate Outstanding Revolving Extensions of Credit (in each case determined, in the case of clauses (b) and (c) of the definition thereof, on the basis of the Revolving Credit Commitment Percentages in effect immediately prior to such termination)).

          "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

          "REVOLVING CREDIT NOTE": a note of the Company substantially in the form of Exhibit A-1 hereto.

          "SECOND MORTGAGE BONDS": the bonds issued pursuant to the General and Refunding Mortgage Indenture.

          "S&P":  Standard & Poor's Ratings Group and its successors.

          "SPECIFIED LETTER OF CREDIT" : any Letter of Credit issued for the benefit of the trustee under the Loan Agreement.

          "STATUS": the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "SUBSTANTIAL PART": with respect to any Person, refers to assets sold, leased or otherwise transferred pursuant to any one or more transactions (whether or not related) which, in the aggregate, represent more than 10% of the total assets of such Person as of December 31, 1994.

          "SUPPLEMENTAL INDENTURE":  as defined in Section 4.2(b).

          "SWING LINE COMMITMENT": the Swing Line Bank's obligation to make Swing Line Loans pursuant to Section 2.4.

          "SWING LINE BANK":  as defined in Section 2.4(a).

          "SWING LINE LOANS":  as defined in Section 2.4(a).

          "SWING LINE NOTE":  as defined in Section 2.4(h).

          "TEMPORARY CASH INVESTMENT": any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits aggregating at least $500,000,000, PROVIDED in each case that such Investment matures within one year from the date of acquisition thereof by the Company or a Subsidiary.

          "TERMINATION DATE":  June 30, 2000.

          "TERM LOAN BANK": each Bank which has a Term Loan Commitment or which has made a Term Loan.

          "TERM LOAN COMMITMENT": as to any Bank, the obligation of such Bank, if any, to make Term Loans to the Company hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Bank's name on Schedule I, or in the case of any Bank that is a Purchasing Bank, the amount of the assigning Bank's Term Loan Commitment assigned to such Purchasing Bank pursuant to Section 9.6(c) (in each case as such amount may be adjusted from time to time as provided herein). The Term Loan Commitment of each Term Loan Bank will automatically be terminated on the Effective Date immediately after the making of any Term Loan by such Bank on such date.

          "TERM LOAN PERCENTAGE": as to any Term Loan Bank at any time, the percentage which (a) such Bank's Term Loan Commitment the outstanding constitutes of (b) the aggregate Term Loan Commitments then outstanding.

          "TERM NOTE": a note of the Company substantially in the form of Exhibit B.

          "TRANSFER EFFECTIVE DATE": as defined in each Assignment and Acceptance Agreement.

          "TRANSFEREE":  as defined in Section 9.6(f).

          "UNFUNDED VESTED LIABILITIES": with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any Subsidiary to the PBGC or the Plan under Title IV of ERISA.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "WORKING DAY": any day on which dealings in foreign currencies and exchange between banks may be carried on in London, England, and in New York, New York.


          SECTION 0.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

          (b) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.


                                  ARTICLE II

                               THE COMMITMENTS

          SECTION 2.1 REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions hereof, each Revolving Credit Bank severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Company from time to time during the Revolving Credit Commitment Period, so long as the Aggregate Outstanding Revolving Extensions of Credit of such Bank shall at no time exceed such Bank's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14; PROVIDED that no revolving credit Eurodollar Loan shall be made after the day that is one month prior to the Termination Date.

          SECTION 2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a Base Rate Loan; PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon (New York City time) three Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (b) 10:00 a.m. (New York City time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a Eurodollar Loan or a Base Rate Loan or a combination thereof, and (iv) if the borrowing is to be entirely or partly a Eurodollar Loan, the length of the Interest Period for such Eurodollar Loan. Each borrowing pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (a) $3,000,000 or any larger multiple of $1,000,000 and (b) the sum of the Available Revolving Credit Commitments. Upon receipt of such notice from the Company the Administrative Agent shall, on the Business Day on which such notice is received, notify each Bank thereof. Each Revolving Credit Bank will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent set forth in Schedule II hereto at 12:00 noon (in the case of the Eurodollar Loans) or 2:00 p.m. (in the case of Base Rate Loans), New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent as the Administrative Agent may direct. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by crediting the account of the Company specified by the Company to the Administrative Agent.

          SECTION 2.3 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Revolving Credit Bank pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-1 with appropriate insertions (a "REVOLVING CREDIT NOTE"), payable to the order of such Bank, representing the obligation of the Company to pay the lesser of
(a) the amount of the Revolving Credit Commitment of such Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank, with interest thereon as prescribed in Section 2.13. Each Revolving Credit Bank is hereby authorized to record the date and amount of each Revolving Credit Loan (or conversion) made by such Bank, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period and interest rate with respect thereto, on the schedule annexed to and constituting a part of such Bank's Revolving Credit Note, which recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED, HOWEVER, that the failure of the holder of such Note to make any recordation, or any error in such recordations, shall not affect the obligations of the Company under such Note. Each Revolving Credit Note shall (a) be dated the Effective Date, (b) be stated to mature on the Termination Date and (c) bear interest for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 2.13.

          SECTION 2.4 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, Chemical Bank (in such capacity, the "SWING LINE BANK") agrees to make available to the Company a portion of the credit otherwise available under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("SWING LINE LOANS") to the Company in an aggregate principal amount not to exceed $5,000,000 (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Bank's other outstanding revolving extensions of credit hereunder, may exceed such Bank's Revolving Credit Commitment then in effect). During the Commitment Period, the Company may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall at all times be Base Rate Loans.

          (b) Whenever the Company desires that the Swing Line Bank make Swing Line Loans under Section 2.4(a), it shall give the Swing Line Bank irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Bank not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Bank shall make available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Schedule II hereto an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Bank. The proceeds of such Swing Line Loan will then be made available to the Company on such Borrowing Date by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swing Line Bank and in like funds as received by the Administrative Agent.

          (c) The Swing Line Bank, at any time and from time to time in its sole and absolute discretion may, and, at any time at which there shall be a Swing Line Loan outstanding for more than five Business Days, the Swing Line Bank shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Bank to act on its behalf), upon notice given by the Swing Line Bank no later than 10:00 A.M., New York City time, on the relevant refunding date, request each Revolving Credit Bank to make, and each Revolving Credit Bank hereby agrees to make, a Revolving Credit Loan (which shall be a Base Rate Loan), in an amount equal to such Revolving Credit Bank's Revolving Credit Commitment Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to refund such Swing Line Loans. Each Revolving Credit Bank shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Schedule II hereto in immediately available funds, no later than 1:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be distributed by the Administrative Agent to the Swing Line Bank and immediately applied by the Swing Line Bank to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans.

          (d) The making of any Swing Line Loan hereunder shall be subject to the agreement of the Swing Line Bank in its discretion to make such Swing Line Loan, and, in any event, the satisfaction of the applicable conditions precedent thereto set forth in Section 4. The Swing Line Bank shall notify the Company of its election not to make Swing Line Loans hereunder.

          (e) If, for any reason, Revolving Credit Loans may not be (as determined by the Administrative Agent in its sole discretion), or are not, made pursuant to Section 2.4(c) to repay Swing Line Loans as required by said Section, then, effective on the date such Revolving Credit Loans would otherwise have been made, each Revolving Credit Bank severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in such Swing Line Loans ("UNREFUNDED SWING LINE LOANS") in an amount equal to the amount of Revolving Credit Loans which would otherwise have been made by such Bank pursuant to Section 2.4(c). Each Revolving Credit Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the "SWING LINE PARTICIPATION AMOUNT"), and the proceeds of such participation shall be distributed by the Administrative Agent to the Swing Line Bank in such amount as will reduce the amount of the participating interest retained by the Swing Line Bank in its Swing Line Loans to the amount of the Revolving Credit Loans which were to have been made by it pursuant to Section 2.4(c).

          (f) Whenever, at any time after the Swing Line Bank has received from any Revolving Credit Bank such Bank's Swing Line Participation Amount, the Swing Line Bank receives any payment on account of the Swing Line Loans, the Swing Line Bank will distribute to such Bank its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Swing Line Bank any portion thereof previously distributed to it by the Swing Line Bank.

          (g) Each Revolving Credit Bank's obligation to make the Loans referred to in Section 2.4(c) and to purchase participating interests pursuant to Section 2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Company may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement or any other Loan Document by the Company or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (h) The Swing Line Loans made by the Swing Line Bank pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-2 with appropriate insertions (the "SWING LINE NOTE"), payable to the order of the Swing Line Bank, representing the obligation of the Company to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans. The Swing Line Bank is authorized to record the date and amount of each Swing Line Loan made by such Bank, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note, which recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED, HOWEVER, that the failure of the holder of such Note to make any recordation, or any error in such recordations, shall not affect the obligations of the Company under such Note. The Swing Line Note shall (a) be dated the Effective Date, (b) be stated to mature on the Termination Date, and (c) bear interest for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 2.13.

          SECTION 2.5 COMMITMENT FEE. The Company will pay to the Administrative Agent for the account of the Revolving Credit Banks a commitment fee from and including the date hereof to the Termination Date, computed at a per annum rate equal to the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitments during the period for which payment is made. Such commitment fee shall be payable quarterly on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          SECTION 2.6 OPTIONAL TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Company shall have the right, upon not less than five Business Days' irrevocable notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the amount of the Revolving Credit Commitments, PROVIDED that (i) after giving effect to any such reduction (together with any prepayment of Revolving Credit Loans and Swing Line Loans made on the date of such reduction), the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Banks then outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments as then reduced and (ii) any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans and Swing Line Loans then outstanding hereunder, together with accrued interest thereon to the date of such prepayment, the termination of any Letter of Credit then outstanding, and the payment of any unpaid commitment fee then accrued hereunder. Any such reduction shall be in an amount of $5,000,000 or any larger multiple of $1,000,000 and shall reduce permanently the amount of the Revolving Credit Commitments then in effect.

          SECTION 2.7 TERM LOANS. Subject to the terms and conditions hereof, each Term Loan Bank severally agrees to make a Term Loan to the Company on the Effective Date in an amount not to exceed the amount of the Term Loan Commitment of such Bank. The Term Loans may be (a) Eurodollar Loans, (b) Base Rate Loans, (c) or a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.9 and 2.14; PROVIDED, that no term Eurodollar Loan shall be made after the day that is one month prior to the Termination Date.

          SECTION 2.8 TERM NOTES. The Term Loan made by each Term Loan Bank pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B, with appropriate insertions therein as to date and principal amount, payable to the order of such Bank and representing the obligation of the Company to pay the lesser of (a) the initial amount of the Term Loan of such Bank and (b) the unpaid principal amount from time to time of such Bank's Term Loan, with interest thereon as prescribed in Section 2.13. Each Term Loan Bank is hereby authorized to record the date and amount of each Term Loan (or conversion) made by such Bank, and the date and amount of each payment or prepayment of principal of such Bank's Term Loan, and, in the case of Eurodollar Loans, the Interest Period and interest rate with respect thereto, on the schedule annexed to and constituting a part of its Term Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; provided, however, that the failure of the holder of such Note to make any recordation or any error in such recordations shall not effect the obligations of the Company under such Note. Each Term Note shall (a) be dated the Effective Date, (b) be stated to mature as provided in Section 2.11, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 2.13.

          SECTION 2.9 PROCEDURE FOR TERM LOAN BORROWING. The Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon (New York City time) three Working Days prior to the Effective Date if the Term Loans are to be initially Eurodollar Loans, or (b) 10:00 a.m. (New York City time) one Business Day prior to the Effective Date if the Term Loans are to be initially Base Rate Loans, requesting that the Term Loan Banks make the Term Loans on the Effective Date and specifying (i) the amount of the borrowing, not to exceed the aggregate amount of the Term Loan Commitments, and (ii) whether the Term Loans are to be initially Eurodollar Loans or Base Rate Loans or a combination thereof. Not later than 12:00 noon, New York City time, on the Effective Date, each Term Loan Bank shall make available to the Administrative Agent at its office specified in Schedule II hereto the amount of such Bank's PRO RATA share of the borrowing in immediately available funds. The proceeds of all such Term Loans will be made available to the Company by the Administrative Agent at the office of the Administrative Agent specified in Schedule II hereto by crediting the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amount made available to the Administrative Agent by the Term Loan Banks and in like funds as received by the Administrative Agent.

          SECTION 2.10 OPTIONAL PREPAYMENTS. The Company may on the last day of the relevant Interest Period if the Loans to be prepaid are in whole or in part Eurodollar Loans, or at any time and from time to time if the Loans to be prepaid are Base Rate Loans prepay such Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, specifying (i) the date and amount of prepayment; (ii) whether the prepayment is of Eurodollar Loans or Base Rate Loans or a combination thereof; and (iii) if of a combination thereof the amount of prepayment allocable to each. Upon receipt of such notice the Administrative Agent shall, within one Business Day of the date such notice is received, notify each Bank thereof. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the installments of principal thereof in the inverse order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000, or any multiple thereof (or, in the case of Swing Line Loans, any whole multiple of $100,000); PROVIDED, that at no time may any Eurodollar Tranche be outstanding after such prepayment in an amount less than $3,000,000.

          SECTION 2.11 MANDATORY REPAYMENTS AND COMMITMENT REDUCTIONS . (a) The Term Loans shall be repaid by the Company in annual installments on the dates listed below and in the aggregate amount for each such installment listed opposite such dates below:

          INSTALLMENT DATE              AGGREGATE INSTALLMENT AMOUNT
          ----------------              ----------------------------
          June 30, 1996                      $12,000,000
          June 30, 1997                      $12,000,000
          June 30, 1998                      $12,000,000
          June 30, 1999                      $12,000,000
          June 30, 2000                      $12,000,000

          (b) The Revolving Credit Commitments shall be automatically and permanently reduced on the dates listed below and in the aggregate amount for each such reduction listed opposite such dates below:

          DATE                         AGGREGATE COMMITMENT REDUCTION
          ----------------             ------------------------------

          December 31, 1995                  $1,000,000
          June 30, 1996                      $2,000,000
          December 31, 1996                  $3,000,000

If, after giving effect to any reduction of the Revolving Credit Commitments pursuant to this paragraph, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Banks exceeds the aggregate Revolving Credit Commitments after giving effect to such reduction, the Company shall, without notice or demand, immediately repay the Revolving Credit Loans and the Swing Line Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such prepayment and any amounts payable under Section 2.19. To the extent that, after giving effect to any prepayment of the Loans required by the preceding sentence, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Banks exceeds the aggregate Revolving Credit Commitments then in effect, the Company shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

     SECTION 2.12 COMPUTATION OF INTEREST AND FEES. (a) Interest (other than interest based on the Prime Rate) and commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed; and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective. The Administrative Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

          SECTION 2.13 INTEREST RATE AND PAYMENT DATES. (a) The Eurodollar Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for each such Interest Period in accordance with the terms hereof plus the Applicable Eurodollar Margin.

          (b) The Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin.

          (c) If all or a portion of the principal amount of any Eurodollar Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such Loan shall be converted to a Base Rate Loan on the last day of the Interest Period then in effect with respect thereto. Any overdue principal amount of any Eurodollar Loan or Base Rate Loan or overdue commitment fee pursuant to Section 2.5 shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to Section 2.13(a) or (b) (or, in the case of overdue commitment fees, 2% above the rate specified in Section 2.13(b)) from the date of such non-payment until paid in full (as well after as before judgment).

          (d)  Interest shall be payable in arrears on each Interest Payment
Date.

          SECTION 2.14 CONVERSION OPTIONS. (a) The Company may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans shall be made only on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Upon receipt of such notice, the Administrative Agent shall within one Business Day of the date such notice is received, notify each Bank thereof. All or any part of outstanding Eurodollar Loans or Base Rate Loans may be converted as provided herein, PROVIDED that (i) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof, and (ii) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing; PROVIDED, FURTHER, that at no time may any Eurodollar Tranche be outstanding after such conversion in an amount less than $3,000,000.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the applicable notice provisions contained in Section 2.14(a); PROVIDED, that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but such Loans shall be automatically converted to a Base Rate Loan on the last day of the Interest Period then in effect with respect thereto; the Administrative Agent shall notify the Banks promptly that such automatic conversion will occur.

          (c) Each continuation of or conversion into a Eurodollar Loan shall constitute a representation and warranty by the Company as of the date of such continuation or conversion, as the case may be, that no Default or Event of Default has occurred and is continuing.

          SECTION 2.15 INABILITY TO DETERMINE INTEREST RATE. In the event that:

          (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable pursuant to Section 2.13(a) for any Interest Period; or

              (ii) the Administrative Agent shall have received notice prior to the first day of such Interest Period from Banks constituting the Majority Banks that the interest rate determined pursuant to Section 2.13(a) for such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, with respect to (a) a proposed Loan that the Company has requested be made as a Eurodollar Loan, (b) a Eurodollar Loan that will result from the requested conversion of a Base Rate Loan into a Eurodollar Loan or (c) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice of such determination, confirmed in writing, to the Company and the Banks at least one day prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loan, the conversion date of such Base Rate Loan or the last day of such Interest Period. If such notice is given (x) any requested Eurodollar Loan shall be made as a Base Rate Loan, (y) any Base Rate Loan that was to have been converted to a Eurodollar Loan shall be continued as a Base Rate Loan, and (z) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loan shall be made nor shall the Company have the right to convert a Base Rate Loan to a Eurodollar Loan.

          SECTION 2.16 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of Loans (other than Swing Line Loans) by the Company hereunder shall be made, each payment by the Company on account of any commitment fee hereunder shall be allocated by the Administrative Agent, and any reduction of the Commitments shall be allocated by the Administrative Agent, PRO RATA according to the respective Term Loan Percentages or Revolving Credit Commitment Percentages, as the case may be, of the relevant Banks. Each payment (including each prepayment) by the Company on account of principal of and interest on the Term Loans shall be allocated by the Administrative Agent PRO RATA according to the respective outstanding principal amounts of such Term Loans then held by the Term Loan Banks. Each payment (including each prepayment) by the Company on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent PRO RATA according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Banks.

          (b) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to the Administrative Agent on behalf of the Banks at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day (and interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

          (c) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its PRO RATA share of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available on such Borrowing Date and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent upon the demand of the Administrative Agent, an amount equal to the product of (i) the Federal Funds Effective Rate, TIMES (ii) the amount of such Bank's PRO RATA share of such borrowing, TIMES (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's PRO RATA share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 365. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section 2.16(c) shall be conclusive, absent manifest error. If such Bank's PRO RATA share is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Company.

          SECTION 2.17 TAXES. All payments made by the Company under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, agency or instrumentality excluding, in the case of the Administrative Agent and each Bank, net income and franchise taxes imposed on the Administrative Agent or such Bank by the jurisdiction under the laws of which such agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by any of them as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          SECTION 2.18 REQUIREMENTS OF LAW. (a) In the event that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

          (i) does or shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, and Letter of Credit, any Application or any Loans made hereunder, or change the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

              (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the LIBO Rate hereunder;

             (iii)  does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to this Agreement, the Note or the Loans made hereunder. If a Bank becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Loans.

          (b) In the event that any Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein, or in the interpretation or application thereof or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, in any case, made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligation hereunder or under any Letter of Credit to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          SECTION 2.19 INDEMNITY. The Company agrees to indemnify each Bank and to hold such Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on the Eurodollar Loans of such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder, (b) default by the Company in making a borrowing, conversion or continuation after the Company has given a notice in accordance with Section 2.2, 2.9 or 2.14 hereof, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with Section 2.10 hereof or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder. This covenant shall survive termination of this Agreement and payment of the Loans.


                                 ARTICLE III

                              LETTERS OF CREDIT

          SECTION 3.1  L/C COMMITMENT.

          (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Company on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; PROVIDED that the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, (1) the L/C Obligations would exceed the L/C Commitment or (2) the Available Revolving Credit Commitment of any Revolving Credit Bank would be less than zero.

          (b)  Each Letter of Credit shall:

          (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Company, contingent or otherwise, acceptable to the Issuing Bank and

              (ii) expire no later than the earlier of (x) one year after the date of issuance thereof and (y) the Termination Date.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          SECTION 3.2  PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

          The Company may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof.

          SECTION 3.3  COMMISSIONS AND OTHER CHARGES.

          (a) The Company shall pay to the Administrative Agent, for the account of the Revolving Credit Banks, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum, calculated on the basis of a 360-day year, equal to the Applicable Eurodollar Margin from time to time in effect on the average daily aggregate amount available to be drawn under such Letter of Credit during the period for which payment is made, and payable to the Revolving Credit Banks (including the Issuing Bank in its capacity as a Revolving Credit Bank) to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. In addition to the foregoing, the Company shall pay to the Issuing Bank, for its own account, a fronting commission with respect to each Letter of Credit, computed for the period from the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum, calculated on the basis of a 360-day year, equal to one-half of 1% on the average daily aggregate amount available to be drawn under such Letter of Credit during the period for which payment is made. Such commissions shall be payable in arrears on each L/C Fee Payment Date to occur after the date of issuance of each Letter of Credit and shall be nonrefundable.

          (b) In addition to the foregoing commissions, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all commissions received by the Administrative Agent for their respective accounts pursuant to this Section.

          SECTION 3.4  L/C PARTICIPATIONS.

          (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          SECTION 3.5  REIMBURSEMENT OBLIGATION OF THE COMPANY.

          (a) The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (1) such draft so paid and (2) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Company under this Section (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Company is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding Base Rate Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

          (c) Each drawing under any Letter of Credit shall constitute a request by the Company to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          SECTION 3.6  OBLIGATIONS ABSOLUTE.

          (a) The Company's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under Section 3.5(a) shall not be affected by, among other things, (1) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (2) any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (3) any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

          (d) The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

          SECTION 3.7  LETTER OF CREDIT PAYMENTS.

          If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. If an Event of Default shall have occurred and be continuing, the Issuing Bank shall be entitled to give notice to the trustee under the Loan Agreement that it has terminated its obligations to honor "C Drawings" and "D Drawings" under the Specified Letter of Credit.

          SECTION 3.8  APPLICATION.

          To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                                 ARTICLE IV

                     CONDITIONS TO EXTENSIONS OF CREDIT

          The obligations of each Bank to make each extension of credit hereunder are subject to the satisfaction of the following conditions precedent:

          SECTION 4.1  EACH EXTENSION OF CREDIT.

          In the case of the making of each Loan and the issuance of each Letter of Credit (including the initial extensions of credit hereunder):

          (a) the Administrative Agent (or in the case of any Letter of Credit, the Issuing Bank) shall have received notice of such extension of credit as required by Section 2.2, 2.4, 2.9 or 3.2;

          (b) immediately prior to and after such extension of credit no Default or Event of Default shall have occurred and be continuing; and

          (c) each of the representations and warranties contained in this Agreement shall be true and correct on and as of the date of such extension of credit with the same effect as if made on and as of such date.

          Each borrowing by and issuance of a Letter of Credit on behalf of the Company hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that (i) the conditions set forth in this Section 4.1 have been satisfied and (ii) in the case of each Loan, no more than $8,000,000 in Cash (excluding (x) Temporary Cash Investments in an aggregate amount not to exceed $22,000,000 maintained pursuant to the documentation governing the FAME Loan Agreement and (y) Cash securing the letter of credit issued by Shawmut Bank referred to in Section 4.3) will be retained by the Company after three Business Days from the relevant Borrowing Date.

          SECTION 4.2 FIRST LOAN. In the case of the first Loan hereunder (in addition to the conditions set forth in Section 4.1 hereof):

          (a) the Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and each Bank, (ii) the Pledge Agreement, executed and delivered by the Company, and (iii) for the account of each relevant Bank, a duly executed Revolving Credit Note, Swing Line Note or Term Note complying with the provisions of Section 2.3, 2.4(h) or 2.8;

          (b) (i) the Administrative Agent and each of the Banks shall have received a Supplemental Indenture (the "Supplemental Indenture") to the Mortgage in form and substance satisfactory to it providing for the issuance of First Mortgage Bonds (the "COLLATERAL BONDS") having an aggregate principal amount of at least $115,000,000 and (ii) the Administrative Agent shall have received a certificate evidencing each Collateral Bond registered in the name of the Administrative Agent;

          (c) the Administrative Agent shall have received, with a photocopy for each Bank, an opinion each of (i) Frederick Samp, General Counsel of the Company, dated the Effective Date, substantially in the form of Exhibit E-1 hereto, (ii) Winthrop, Stimson, Putnam & Roberts, New York counsel to the Company, dated the Effective Date, substantially in the form of Exhibit E-2 hereto and (iii) Eaton, Peabody, Bradford & Veague, special Maine counsel to the Administrative Agent, dated the Effective Date, substantially in the form of Exhibit E-3 hereto, and covering such additional matters relating to the transactions contemplated hereby as any Bank may reasonably request;

          (d) the Administrative Agent shall have received evidence in form and substance satisfactory to it (i) of the termination and cancellation of the commitment to lend thereunder of the banks that are parties to the Credit Agreement, dated as of May 26, 1992, as amended from time to time, among the Company, the banks named therein and Chemical Bank, as administrative agent (the "EXISTING CREDIT AGREEMENT"), and (ii) that all amounts of principal, interest and fees due and payable to such banks thereunder shall have been paid in full (it being understood that, without affecting any terms of the Existing Credit Agreement which expressly survive the termination thereof, each Bank party to the Existing Credit Agreement hereby waives any requirement of advance notice of such termination contained therein and hereby agrees that the Existing Credit Agreement and the commitments thereunder shall terminate simultaneously with the satisfaction of the conditions set forth in this
     Section 4.2);

          (e) the Administrative Agent shall have received, with a photocopy for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the date of the first borrowing, as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company;

          (f) the Administrative Agent shall have received, with a photocopy for each Bank, a copy of the resolutions, in form and substance satisfactory to the Banks, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of the Loan Documents and (ii) the extensions of credit contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect;

          (g) the Administrative Agent shall have received, with a photocopy for each Bank, a certificate of the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit C, as to the incumbency and signature of the officers signing any Loan Document, any of the certificates required hereunder and any other document or certificate delivered pursuant to the provisions of this Agreement, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (h) the Administrative Agent shall have received, with a photocopy for each Bank, a certified copy of the order from the Commission referred to in Section 5.6;

          (i) the Administrative Agent shall have received evidence satisfactory to it that the Company has received gross proceeds of at least $105,000,000 from the issuance of Debt secured by Second Mortgage Bonds, on terms and conditions satisfactory to the Administrative Agent and the Banks; and

          (j) (i) concurrently with the making of the initial Loans, the Company shall have paid in full all of its obligations under the Purchase Agreements between the Company and each of Babcock-Ultrapower Jonesboro ("Jonesboro") and Babcock-Ultrapower West Enfield ("West Enfield"), each dated March 31, 1995 (the "Purchase Agreements") and the aggregate amount so paid, together with transaction costs relating to such Purchase Agreements, shall not exceed $180,000,000 and (ii) the Administrative Agent shall have received satisfactory evidence of the termination of the power purchase contracts between the Company and each of Jonesboro and West Enfield and the Loan Agreement referred to in the Purchase Agreements.

          SECTION 4.3 SPECIFIED LETTER OF CREDIT. In the case of the issuance of any Specified Letter of Credit, the Administrative Agent shall have received evidence satisfactory to it of the termination of the Letter of Credit issued by Shawmut Bank for the benefit of the trustee under the Loan Agreement.


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and the Banks to enter into this Agreement and make the extensions of credit provided for herein, the Company represents and warrants to the Administrative Agent and each Bank that:

          SECTION 5.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maine and has all corporate power and all material governmental licenses, permits, authorizations, consents, approvals and franchises required to own and operate its properties and to carry on its business as now conducted.

          SECTION 5.2 CORPORATE AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by the Company of each Loan Document are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of organization, as amended, or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (except as contemplated by the Mortgage and the Pledge Agreement).

          SECTION 5.3 BINDING EFFECT. Each Loan Document constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          SECTION 5.4 FINANCIAL INFORMATION. (a) The balance sheet of the Company as of December 31, 1994 and the related statements of income, retained earnings and statement of cash flows for plant additions for the fiscal year then ended (reported on by Coopers & Lybrand), copies of which have been delivered to each of the Banks and are attached hereto as Exhibit I, fairly present, in conformity with GAAP applied on a consistent basis, the financial position of the Company as of such date and its results of operations and statement of cash flows, for plant additions for such fiscal year. The Company does not have any material liability, contingent or other, not provided for or described in (i) the financial statements referred to in this Section 5.4(a), (ii) the Company's 1994 Form 10-K or (iii) the Company's report to stockholders for the first quarter of 1995 (collectively, the "DISCLOSURE DOCUMENTS"). Copies of each of the Disclosure Documents have been provided to each of the Banks.

          (b) Except as set forth in the Disclosure Documents, since December 31, 1994, there has been no development or event nor any prospective development or event, which has had or could have a Material Adverse Effect.

          SECTION 5.5 LEGAL AND REGULATORY PROCEEDINGS. Except as set forth in the Disclosure Documents, there is no action, suit, proceeding or investigation pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, an adverse decision which might materially and adversely affect the business, financial position or results of operations of the Company or which in any manner questions the validity of any Loan Document. Except as set forth in the Disclosure Documents, since December 31, 1994, there has been no materially adverse development or determination (interim or final) in any such action, suit, proceeding or investigation.

          SECTION 5.6 GOVERNMENTAL AUTHORIZATION. Except for the order of the Commission authorizing the entering into, execution, delivery and performance of the Loan Documents, no approval, consent or authorization of or filing with any governmental or public regulatory body or authority is required in connection with the execution, delivery and performance of any Loan Document. On or prior to the first borrowing hereunder, the order of the Commission authorizing the entering into, execution, delivery and performance of the Loan Documents as aforesaid will have been obtained and a true copy thereof will have been furnished to each of the Banks. On the date of each subsequent extension of credit hereunder, such order will be in full force and effect.

          SECTION 5.7 TAXES. United States federal income tax returns of the Company have been examined and closed through the fiscal year ended December 31, 1988. The Company has filed all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges are adequate in the opinion of the Company.

          SECTION 5.8 SUBSIDIARIES. Annexed hereto as Exhibit G is a statement showing the names of all the Subsidiaries of the Company as of the date of this Agreement, the amount of the capital stock of each and the amount thereof owned by the Company, and the business of each. Each such Subsidiary is a corporation duly organized and validly existing under the laws of the State of Maine, and each has all requisite corporate power and all material governmental licenses, permits, authorizations, consents, approvals and franchises to conduct the business in which it is engaged and to own and operate the properties used by it in such business. All shares of each such Subsidiary owned by the Company have been duly and validly issued and are fully paid and nonassessable, are free and clear of all Liens and there are no outstanding options, warrants or other rights to purchase or securities convertible into or exchangeable for shares of capital stock of any such Subsidiary.

          SECTION 5.9 COMPLIANCE WITH ERISA. The Company has satisfied the minimum funding standards under ERISA with respect to its Plans and is in compliance in all material respects with the presently applicable provisions of ERISA.

          SECTION 5.10 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Company for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

          SECTION 5.11 PROPERTIES. The Company and its Subsidiaries each has good and sufficient title to all real property and all machinery and equipment owned by it and owns or possesses adequate rights to use all real property and all machinery and equipment necessary to the conduct of its business, all free and clear of Liens other than Liens permitted by Section
6.5. The Company enjoys peaceful and undisturbed possession under all of its leases with respect to materially important properties held under lease, and all of such leases are in full force and effect.

          SECTION 5.12 NO DEFAULTS, VIOLATIONS, ETC. The Company is not in violation of its certificate of organization, as amended, or by-laws or in violation of any law, ordinance, rule or regulation to which it is subject which violations, individually or in the aggregate, would materially and adversely affect the business, properties, operations, prospects or condition (financial or other) of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or loan agreement of the Company.

          SECTION 5.13 RESTRICTIONS ON COMPANY. Except as set forth in the Disclosure Documents, the Company is not a party or subject to any contract or agreement, or any charter, by-law or other corporate restriction, or any law, ordinance, rule or regulation or order, decree, judgment or license which, individually or when aggregated, materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business of the Company.

          SECTION 5.14 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 and the rules promulgated thereunder other than Section 9(a)(2) thereof, and is not a "subsidiary" or an "affiliate" of any "holding company" as such terms are defined in said act. The Company is not subject to any other law, rule or regulation which in any way restricts its ability to incur Debt pursuant to this Agreement.


                                  ARTICLE VI

                                  COVENANTS

          The Company agrees that, so long as any Bank has any Commitment hereunder, any Letter of Credit is outstanding, or any Loan or other amount owing hereunder remains unpaid:

          SECTION 6.1  INFORMATION.  The Company will deliver to each of the
Banks:

          (a) as soon as available and in any event within 100 days after the end of each fiscal year, a balance sheet of the Company as of the end of such fiscal year and the related statements of income, retained earnings and statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Coopers & Lybrand or other independent public accountants of nationally recognized standing; PROVIDED that if the Company has any consolidated Subsidiaries, such financial statements shall be prepared on a consolidated basis; and PROVIDED, FURTHER, that such financial statements shall in any event include all figures necessary to enable the Banks to determine whether the Company shall have been in compliance with the requirements of Sections 6.7, 6.8, 6.9 and 6.10 as at the end of the fiscal period covered thereby;

          (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year, a balance sheet of the Company as of the end of such quarter and the related statements of income, retained earnings and statement of cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company; PROVIDED that if the Company has any consolidated Subsidiaries, such financial statements shall be prepared on a consolidated basis; and PROVIDED, FURTHER, that such financial statements shall in any event include all figures necessary to enable the Banks to determine whether the Company shall have been in compliance with the requirements of Sections 6.7, 6.8 and 6.9 as at the end of the fiscal period covered thereby;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth calculations in reasonable detail demonstrating whether the Company was in compliance with the requirements of Sections 6.3, 6.4, 6.5, 6.7, 6.8, 6.9, and 6.10 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default;

          (e) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking with respect thereto;

          (f) promptly upon the mailing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the Securities and Exchange Commission;

          (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) if and when the Company or any Subsidiary gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan-has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;

          (i) promptly on every December 31, a projected balance sheet as of the end of the next fiscal year and a projected statement of income, retained earnings and cash flows for such fiscal year;

          (j) forthwith upon the entering into of any commitment for additional capacity for the generation or transmission of electric energy in connection with a transaction requiring the approval of the Commission (or which would require such approval but for specific exception therefrom with respect to transactions with any "co-generator" or "small power producer", as such terms are defined in Chapter 172 of Title 35 of the Maine Revised Statutes), notice of such commitment, together with a brief description of the nature thereof, the amount thereof and the approximate dates on which expenditures under such commitment are to be made and any changes in any of the foregoing upon the effectiveness thereof;

          (k) promptly upon the Company's knowledge thereof, notice of (1) any material amendment of the terms of any joint ownership agreement, joint venture, partnership, plant construction or similar agreement or arrangement for the ownership, construction or operation of electric generating facilities to which the Company is a party, and (2) any material default by any party to such agreement or arrangement;

          (l) (i) on or about June 30 and December 31 of each year, a letter from S&P setting forth the Company's long-term senior secured debt rating then in effect and (ii) within two Business Days after the occurrence thereof, written notice of any change in Status; PROVIDED that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Base Rate Margin, the Applicable Eurodollar Margin or the Commitment Fee Rate which is to occur upon a change in Status pursuant to the terms of this Agreement; and

          (m) from time to time such additional information regarding the financial position or business of the Company as the Administrative Agent, at the request of any Bank, may reasonably request.

          SECTION 6.2 PAYMENT OF TAXES; PRESERVATION OF CORPORATE EXISTENCE AND FRANCHISES; MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS; MAINTENANCE OF INSURANCE. The Company will, and cause each Subsidiary to:

          (a) pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any of its properties; PROVIDED, that the payment of any such tax, assessment, charge, levy or claim shall not be required so long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings (or, in the case of any tax, assessment, charge or levy, payment may be made without penalty) and the Company or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, in respect thereof (segregated to the extent required by generally accepted accounting principles) as shall be deemed to be necessary and adequate in the judgment of (i) the Company or such Subsidiary, as the case may be, and (ii) its independent public accountants;

          (b) subject to Section 6.6, do or cause to be done all things necessary on its part to preserve and keep in full force and effect its corporate existence and rights and its corporate and public utility franchises, rights, licenses and permits necessary for the conduct of its business; PROVIDED that the Company may terminate the corporate existence of any Subsidiary or may terminate or abandon, or permit the termination or abandonment of, any right, franchise, license or permit if the termination or abandonment thereof is in the best interests of the Company or the affected Subsidiary, in the opinion of the Company's Board of Directors, and such termination or abandonment does not result in a Default or Event of Default under this Agreement;

          (c) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

          (d) comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, noncompliance with which would have a Material Adverse Effect, except laws, rules, regulations or orders being contested in good faith; and

          (e) maintain insurance with responsible and reputable insurers covering all such properties and risks, and in such amounts as is usually carried by companies engaged in similar businesses, similarly situated and owning similar properties (including without limitation, the ownership or operation of nuclear generating facilities).

          SECTION 6.3 LIMITATION ON DEBT. The Company will not, nor will it permit any Subsidiary to, incur, assume, guarantee or otherwise become or remain liable for any Debt other than:

          (a) Debt outstanding on the date hereof and described in the Disclosure Documents and any refinancing thereof, having covenants and maturities no less favorable to the Company than the Debt being refinanced, which does not increase the principal amount of the Debt being refinanced;

          (b) Debt described in Section 4.2(i) in an aggregate principal amount not to exceed $126,000,000;

          (c) Debt outstanding on the Effective Date incurred pursuant to the Loan Agreement;

          (d) Guarantees of the Company of the indebtedness of others, as set forth in Exhibit H, but only to the extent and upon the terms indicated;

          (e) (i) Debt outstanding under this Agreement, the Notes or the Collateral Bonds and (ii) L/C Obligations; or

          (f) Any unsecured Debt not otherwise permitted by this Section 6.3 in an aggregate principal amount not to exceed at any one time the sum of (i) $5,000,000 plus (ii) an amount equal to 50% of the aggregate amount of any reductions in the Revolving Credit Commitments made pursuant to Section 2.6 or 2.11.

          SECTION 6.4 INVESTMENTS. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person other than:

          (a)  Temporary Cash Investments;

          (b) Investments in Persons who are principally engaged, or who propose principally to engage, in the generation or transmission of electricity or in water storage development, PROVIDED that the aggregate amount expended pursuant to this paragraph (b) shall not exceed $20,000,000 during the term of this Agreement;

          (c) Investments in Persons for the purpose of promoting the sale, installation and maintenance of products that consume electricity, PROVIDED that the aggregate amount expended pursuant to this paragraph
     (c) shall not exceed $5,000,000 during the term of this Agreement; and

          (d) Investments in Persons participating in the implementation of demand side measures pursuant to the rules and regulations now or hereafter promulgated by the Commission, provided that any such Investments shall not in the aggregate exceed $2,000,000 principal amount at any time outstanding to all such Persons or in the aggregate exceed $1,000,000 principal amount at any time outstanding to any Person.

          SECTION 6.5 NEGATIVE PLEDGE. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement and reflected in the Disclosure Documents and not otherwise permitted by this Section 6.5, PROVIDED that the aggregate of all Debt or other obligations secured by all such Liens does not at any time exceed $500,000;

          (b) Liens existing on any property at the time of acquisition thereof by the Company or any Subsidiary or Liens on property of a corporation existing at the time such corporation becomes a Subsidiary and in each case not created in connection with or in contemplation of such acquisition or event, as the case may be, whether or not assumed; PROVIDED that in each case such Lien shall apply and attach only to the property originally subject thereto and improvements constructed thereon;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the purchase price of such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, PROVIDED FURTHER that the aggregate amount of all Debt or other obligations secured by all such Liens permitted by this clause (c) shall not at any time exceed $2,000,000;

          (d) Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part the Debt secured by any Lien permitted by clauses (a), (b) and (c) of this Section 6.5; PROVIDED that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Debt so extended, renewed or replaced (plus improvements on such property);

          (e) Liens for taxes, fees, assessments or governmental charges not yet due and delinquent or being contested in good faith by appropriate proceedings and Liens resulting from or incurred with respect to legal proceedings being contested in good faith by appropriate proceedings;

          (f) Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords or vendors not yet due and delinquent, or being contested in good faith by appropriate proceedings;

          (g) deposits to secure the performance of obligations (other than obligations for the payment of borrowed money) incurred in the ordinary course of business;

          (h) banker's Liens arising by operation of law and other banker's possessory Liens arising in the ordinary course of business otherwise than for the purpose of securing obligations for the payment of borrowed money (including, without limitation, obligations arising from drafts accepted representing extensions of credit to or for the benefit of the Company);

          (i) Liens created by the Mortgage securing bonds issued under and in accordance with the requirements of the Mortgage as such Mortgage may be amended from time to time, PROVIDED, HOWEVER, no such amendment or supplement thereof shall without the consent of all of the Banks amend or supplement the Mortgage (1) to include categories of property or property interests of the Company not already included pursuant to the terms of such Mortgage as in effect on the date hereof, or (2) to permit the Company to withdraw "Deposited Cash" or execute "Bonds" in excess of 75% of the amount by which the actual cost or fair value (whichever is lower) of "property additions" shall exceed "property retirements", as set forth in Section 27 of the Mortgage as in effect on the date hereof. For purposes of this Section 6.5(i) only, "Deposited Cash", "Bonds", "property additions" and "property retirements" shall have the respective definition of such terms as defined in the Mortgage on the date hereof;

          (j) Liens incurred in connection with equipment or vehicle financing leases having an aggregate purchase cost to the lessors not to exceed $5,000,000;

          (k) minor defects and irregularities in the title (including easements, rights of way, restrictions or other similar nonmonetary charges) to any real property of the Company or any Subsidiary which have no material adverse effect on the use or disposition thereof by the Company or such Subsidiary;

          (l) Liens created pursuant to the General and Refunding Mortgage Indenture;

          (m)  Liens created by the Pledge Agreement; and

          (n)  Liens in respect of the Cash collateral referred to in Section
     4.1.

          SECTION 6.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not, other than as described below, (i) consolidate with or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or a Substantial Part of its assets during the term of this Agreement. The Company will not permit any Subsidiary to consolidate with, merge with or into or transfer all or a Substantial Part of its assets to any Person other than the Company or a wholly owned Subsidiary, PROVIDED that assets having an aggregate book value of up to $500,000 may be so transferred during the term of this Agreement.

          SECTION 6.7 CONSOLIDATED TOTAL DEBT RATIO. The Company shall not permit the Consolidated Total Debt Ratio at any time during any period set forth below to be higher than the ratio set forth opposite such period below:

          PERIOD                                       RATIO
          ----------------------------------           -----------
          Effective Date to and
          including - 12/31/95                         0.77 to 1.0
          1/1/96 to and including - 12/31/96           0.75 to 1.0
          1/1/97 to and including - 12/31/97           0.72 to 1.0
          1/1/98 to and including - 12/31/98           0.68 to 1.0
          1/1/99 and thereafter                        0.65 to 1.0

          SECTION 6.8 CONSOLIDATED FIXED CHARGE RATIO. The Company shall not permit the Consolidated Fixed Charge Ratio for any period of four consecutive fiscal quarters of the Company ending during any period set forth below to be less than the ratio set forth opposite such period below:

               PERIOD                     RATIO
            ------------------------      -----------
          Effective Date to and           1.25 to 1.0
          including 9/30/96

          Thereafter                      1.5 to 1.0

          SECTION 6.9 MAINTENANCE OF NET WORTH. The Company shall not permit Consolidated Net Worth of the Company at any time during any period set forth below to be less than the amount set forth opposite such period below:

               PERIOD                                  AMOUNT
      ----------------------------------------         ------------
     Effective Date to and including 6/30/96           $ 95,000,000
     7/1/96 to and including 6/30/97                   $100,000,000
     7/1/97 to and including 6/30/98                   $105,000,000
     7/1/98 and thereafter                             $110,000,000

          SECTION 6.10  LIMITATION ON DIVIDENDS, ETC.   (a)  During any
fiscal year of the Company commencing after December 31, 1995, the Company shall not declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of common stock of the Company or any warrants or options to purchase any such common stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary. Notwithstanding the foregoing, the Company may pay dividends in respect of its common stock in any fiscal year in an aggregate amount not to exceed 70% of earnings applicable to common stock for such fiscal year.

          (b) The Company shall not issue any Capital Stock (other than common stock) ("PREFERRED STOCK") after the Effective Date except for Preferred Stock the proceeds of which are used to refinance other Preferred Stock or Debt having covenants and maturities no less favorable to the Company than the Preferred Stock or Debt being refinanced.

          SECTION 6.11 STATUS. Promptly upon request by the Administrative Agent or any Bank, the Company shall obtain from S&P in writing the Company's long-term senior secured debt rating and disclose such rating to the Administrative Agent or such Bank, as the case may be.

          SECTION 6.12 AMENDMENTS TO SECOND MORTGAGE BONDS, ETC. The Company shall not amend, supplement or otherwise modify, or consent to any amendment, supplement or other modification to, (a) the General and Refunding Mortgage Indenture, the Second Mortgage Bonds, the FAME Loan Agreement or any agreement entered into by the Company in connection therewith (provided that the foregoing shall not prohibit (i) the issuance of any supplemental indenture in respect of the General and Refunding Mortgage Indenture for the sole purpose of providing for the issuance of refinancing Debt expressly permitted by Section 6.3 or (ii) modifications to the General and Refunding Mortgage Indenture made for the sole purpose of perfecting under applicable law the Liens contemplated thereby) or (b) the terms of any Preferred Stock.

          SECTION 6.13 INTEREST RATE PROTECTION. Within 120 days after the Effective Date, the Company shall enter into an Interest Rate Protection Agreement in respect of the entire principal amount of the Term Loans effective through June 30, 2000 which Interest Rate Protection Agreement shall have terms and conditions reasonably satisfactory to the Administrative Agent (and in any event, in the case of a cap, shall protect the Company against any increase in the eurodollar rate by more than 1-1/2% above the eurodollar rate in effect on the Effective Date).

          SECTION 6.14 LIMITATION ON OPTIONAL PREPAYMENTS OF CERTAIN DEBT. The Company shall not make any optional payment or prepayment on or redemption, purchase or defeasance of (a) any Second Mortgage Bond, (b) any Debt under the FAME Loan Agreement or (c) any Preferred Stock.

          SECTION 6.15 RIGHTS OF INSPECTION. The Company shall permit the Administrative Agent at all reasonable times and upon reasonable notice, to examine the books and records of the Company with respect the Company's business generally, and the Company shall furnish the Administrative Agent with such information, statements and certificates as may reasonably be required from time to time.

          SECTION 6.16 MATTERS OF ENVIRONMENTAL CONCERN. The Company covenants that (a) except in compliance with applicable environmental laws, or, if known or if it becomes known to the Company, as disclosed pursuant to the Exchange Act, it has not discharged, dumped, installed, stored, used, treated, transported, disposed or maintained, and shall neither discharge, dump, install, store, use, treat, transport, dispose or maintain toxic, hazardous, or radioactive substances, materials or wastes, including, without limitation, all of the following; (i) asbestos in any form; (ii) urea formaldehyde foam insulation, (iii) transformers or other equipment which contain dielectric fluid containing any level or polychlorinated biphenyls or
(iv) any other chemical, material or substance which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental authority or which, even if not so regulated, to the knowledge of the Company poses substantial hazard to health and safety (all of which are referred to collectively herein as ("HAZARDOUS SUBSTANCES"), except such non-compliance as would not have a material adverse effect on the Company or its financial condition, and (b) the Company is not the subject of any existing, pending or threatened investigation or inquiry by, or any remedial order or obligation issued by or at the behest of, any governmental authority under any law, rule or regulation pertaining to health or the environment which would have a material adverse effect on the Company or its financial condition except (i) during any period during which the Company at its own expense and in its name shall be in good faith contesting its obligation to company therewith or (ii) as described in filings made pursuant to the Exchange Act.


                                 ARTICLE VII

                                  DEFAULTS


          SECTION 7.1 EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Company shall fail to pay when due any principal of or interest on any Loan, any commitment fee or any Reimbursement Obligation;

          (b) the Company shall fail to observe or perform any covenant contained in Section 6.1(e), any of Sections 6.3 through 6.12, inclusive, Section 6.14 or Section 3 or 4 of the Pledge Agreement;

          (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clauses (a) or (b) above) for 10 days after written notice thereof has been given to the Company by the Administrative Agent or the Majority Banks;

          (d) any representation, warranty, certification or statement made by the Company in this Agreement or in the Pledge Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been materially incorrect when made;

          (e) the Company or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Loans) when due or within any applicable grace period;

          (f) the Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in any agreement or instrument relating to any of its Debt within any applicable grace period if the effect of such failure is to accelerate, or to permit the holder of such Debt or any other Person to accelerate, the maturity of such Debt;

          (g) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (i) there shall be commenced against the Company or any of its Subsidiaries any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for a period of 60 days;

          (j) the Company or any Subsidiary or a Commonly Controlled Entity shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 shall be filed under Title IV of ERISA by the Company, any Subsidiary, a Commonly Controlled Entity, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (k) a final judgment or order (from which all appeals have been taken and determined or as to which all time for the taking of appeals has lapsed) for the payment of money in excess of $500,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and in effect for a period of 60 days; or

          (l) (i) a judgment creditor shall obtain possession of any material portion of the mortgaged property (the "Mortgaged Property") referred to in the Mortgage by any means, including, without limitation, levy, distraint, replevin or self-help, (ii) any foreclosure or other remedial action in respect of or affecting the Mortgaged Property shall be commenced by or on behalf of the holders of the Second Mortgage Bonds or the trustee under the General and Refunding Mortgage Indenture, (iii) any material portion of the Mortgaged Property shall be taken by eminent domain or condemnation, (iv) the Mortgage shall cease to be in full force and effect or the Company shall disavow its obligations thereunder or shall contest the validity or enforceability thereof, (v) the trustee under the Mortgage (the "First Mortgage Trustee") shall cease, in respect of any material portion of the Mortgaged Property, to have a valid and perfected first priority security interest therein, (vi) the security interest of the First Mortgage Trustee in any material portion of the Mortgaged Property shall otherwise become impaired or unenforceable, or (vii) any provision of the Mortgage, the Supplemental Indenture or the Collateral Bonds shall be amended, supplemented, waived or otherwise modified in any respect except to the extent expressly permitted by the Pledge Agreement;

then, and in every such event and at any time thereafter during the continuance of any such event, the Administrative Agent shall, if requested by the Majority Banks, by notice to the Company terminate the Commitments and they shall thereupon be terminated, and the Administrative Agent shall, if requested by the Majority Banks, by notice to the Company declare the Loans (together with accrued interest thereon) and all other amounts outstanding under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and the Loans and such amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; PROVIDED that in the case of the occurrence of any event described in the foregoing clauses (g) and (h) with respect to the Company, the Loans and all amounts outstanding hereunder (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become due and payable forthwith without the requirement of any such notice, and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company owing to the Administrative Agent and the Banks hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company owing to the Administrative Agent and the Banks hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

          SECTION 7.2 NOTICE OF EVENT OF DEFAULT. The Administrative Agent shall give notice to the Company under Section 7.1(c) promptly upon being requested to do so by the Majority Banks and shall thereupon notify all holders of Notes thereof.


                                ARTICLE VIII

                          THE ADMINISTRATIVE AGENT

          SECTION 8.1 APPOINTMENT. Each Bank who may, from time to time, be party to this Agreement, hereby irrevocably designates and appoints the Administrative Agent as agent of such Bank under this Agreement and the other Loan Documents, and each such Bank hereby irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent shall have not any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          SECTION 8.2  DELEGATION OF DUTIES.   The Administrative Agent may
execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Documents or for any failure of the Company to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Co-Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

          SECTION 8.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation, counsel to the Company), independent accountants and other experts selected by them. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with them. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          SECTION 8.5 NOTICE OF EVENT OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless it receives notice from a Bank or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Majority Banks.

          SECTION 8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of such Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 8.7 INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent, in its capacity as administrative agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, their Aggregate Outstanding Revolving Extensions of Credit) and Term Loans outstanding on the date on which indemnification is sought (or, if indemnification is sought after the date on which the Loans shall have been paid in full, ratably in accordance with the foregoing amounts immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          SECTION 8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though such Administrative Agent were not the Administrative Agent hereunder. With respect to its loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

          SECTION 8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign upon 10 days' notice to the Banks. If the Administrative Agent shall resign, then the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor agent or administrative agent shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent effective upon the appointment and approval of such successor administrative agent, whereupon the former Administrative Agent's rights, powers and duties hereunder shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement, or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, as the case may be, the provisions of this Article VIII shall inure to the successor administrative agent's benefit as to any actions taken or omitted to be taken by it while under this Agreement.

          SECTION 8.10 CO-AGENTS. No Co-Agent in its capacity as such shall have any rights, duties or responsibilities hereunder, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Co-Agent in its capacity as such.


                                 ARTICLE IX

                                MISCELLANEOUS

          SECTION 9.1 NOTICES. All notices, requests and other communications provided for herein shall be in writing (including bank wire, telex, telegram, telecopy or similar writing) and shall be given:

          (a) if to any party hereto, to it at its address or telex or telecopy number set forth on Schedule II hereof; and

          (b) if to any holder of a Note, other than a Bank, to it at the address or telex or telecopy number of the original payee thereof or at the address or telex or telecopy number or any subsequent holder if notice of the transfer of such Note and the name and the address or telex or telecopy number of such subsequent holder shall have been given to the Administrative Agent and the Company;

or in any of the foregoing cases at such other address or telex or telecopy number as such party or subsequent holder may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such letter, is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is received or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Administrative Agent or any Bank under Article II or III shall not be effective until received.

          SECTION 9.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.3 EXPENSES; DOCUMENTARY TAXES. The Company agrees (a) to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Bank and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Banks, (c) to pay, indemnify, and to hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that the Company shall have no obligation hereunder to the Administrative Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Bank, as the case may be. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          SECTION 9.4 ADJUSTMENTS. Except to the extent that this Agreement specifies that optional or mandatory prepayments or repayments are to be allocated to the Revolving Credit Loans, Swing Line Loans or Term Loans, as the case may be, if any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-

off, pursuant to events or proceedings of the nature referred to in clause
(g) or (h) of Section 7.1, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          SECTION 9.5 AMENDMENTS AND WAIVERS. Any provision of this Agreement, the Pledge Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Majority Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (a)(i) increase or extend the Commitment of any Bank, (ii) reduce the principal of or rate of interest on the Loans or reduce any commitment fees or Letter of Credit commissions hereunder or (iii) postpone the date fixed for any payment of principal of or interest on the Loans or any commitment fees or Letter of Credit commissions hereunder (it being understood that amendments or waivers of the provisions of Section 2.11(b) shall not be subject to the requirements of this proviso), (b) change the percentage of the Commitments and the extensions of credit which shall be required for the Banks to take any action hereunder, (c) amend or modify the provisions of this Section or (d) release any substantial portion of the Collateral (as defined in the Pledge Agreement) except (i) to the extent expressly contemplated by the Supplemental Indenture and the Pledge Agreement and (ii) any release of Collateral Bonds to the extent the aggregate principal amount thereof exceeds the sum of the aggregate Revolving Credit Commitments and the outstanding principal amount of the Term Loans.

          SECTION 9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any loan made hereunder owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amount outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; PROVIDED, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.4. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.3 with respect to its participation in the Commitments and the Loans outstanding hereunder from time to time; PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof, and, with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld) to one or more additional banks or financial institutions ("PURCHASING BANKS") all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that, except in the case of an assignment of all of a Bank's interest under this Agreement and the Notes, after giving effect to any such assignment, each of the assigning Bank and the Purchasing Bank (together with any Bank which is an affiliate of such assigning Bank or such Purchasing Bank, as the case may be) shall have Loans and/or Commitments aggregating not less than $5,000,000. Any such assignment need not be ratable as between the Revolving Credit Commitments and/or Revolving Credit Loans and the Term Loan Commitments and/or Term Loans of the assigning Bank. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance Agreement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder with a Commitment and/or Loans as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such an Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustments arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note and/or Term Note a new Revolving Credit Note and/or Term Note, as the case may be, to the order of such Purchasing Bank in an amount equal to the Revolving Credit Commitment and/or Term Loans assumed by it pursuant to such an Assignment and Acceptance Agreement and, if the transferor Bank has retained a Revolving Credit Commitment and/or Term Loans hereunder, a new Note or Notes to the order of the Purchasing Bank in an amount equal to the Revolving Credit Commitment and/or Term Loans retained by it hereunder. Such new Notes shall be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Company marked "cancelled."

          (d) The Administrative Agent shall maintain at its address referred to in Schedule II hereto a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment Acceptance Agreement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Administrative Agent) together with payment by or on behalf of the transferor Bank or the Purchasing Bank (as agreed between them) to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such an Assignment and Acceptance Agreement (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (f) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Bank of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.


                                 ARTICLE X

          SECTION 10.1 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be effective when signed by the Administrative Agent and the Company and the Administrative Agent has received telecopy or telephonic confirmation of the signing of this Agreement from each of the Banks. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Company and the Administrative Agent.


                                  ARTICLE XI

          SECTION 11.1 SECTION HEADINGS. The Section headings in this Agreement are inserted for convenience only and shall not be part of this instrument.


                                 ARTICLE XII

          SECTION 12.1 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


                                 ARTICLE XIII

          SECTION 13.1 SUBMISSION TO JURISDICTION; WAIVERS. (a) The Company hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

             (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Schedule II or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

              (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) The Company, the Administrative Agent and each Bank hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein.




          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


BANGOR HYDRO-ELECTRIC COMPANY


By:________________________________
   Title:


CHEMICAL BANK, as Administrative Agent and as a Bank

By:________________________________
   Title:


THE FIRST NATIONAL BANK OF BOSTON

By:________________________________
   Title:


THE BANK OF NEW YORK

By:________________________________
   Title:


FLEET BANK OF MAINE

By:________________________________
   Title:


KEY BANK

By:________________________________
   Title:


SHAWMUT BANK, N.A.

By:________________________________
   Title:

TORONTO-DOMINION BANK

By:________________________________
   Title:






                    Total
Banks             Allocation       Revolver   47.83%   Term Loan    52.17%
---------------- ------------    -------------        -------------
Chemical Bank     $21,000,000    10,043,478.27        10,956,521.73
Bank of Boston     18,000,000     8,608,695.65         9,391,304.35
Fleet Bank         18,000,000     8,608,695.65         9,391,304.35
Toronto-Dominion   18,000,000     8,608,695.65         9,391,304.35
Shawmut Bank       15,000,000     7,173,913.04         7,826,086.96
Bank of New York   15,000,000     7,173,913.04         7,826,086.96
Key Bank           10,000,000     4,782,608.70         5,217,391.30
                 ------------     ------------         ------------
                 $115,000,000      55,000,000          $60,000,000





                                                                  SCHEDULE II


                              ADDRESS SCHEDULE


Bangor Hydro-Electric Company

    33 State Street
    Bangor, Maine  04401
    Attention:  Robert Weiser
    Telecopy:  (207) 990-6990

Chemical Bank, as Administrative Agent
    and as a Bank

    Domestic and Eurodollar
      Lending Office:
    270 Park Avenue, 8th Floor
    New York, New York 10017
    Attention: Utilities Group
    Telecopy: (212) 270-2555

The Bank of New York

    Domestic and Eurodollar
      Lending Office:
    One Wall Street, 19th Floor
    New York, New York 10286
    Attention: John Hall
    Telecopy: (212) 635-7923

The First National Bank of Boston

    Domestic and Eurodollar
      Lending Office:
    Energy & Utilities Division
    100 Federal Street - 15th Floor
    Boston, MA 02110
    Attention: Michael Kane
    Telecopy: (617) 434-3652

Fleet Bank of Maine

    Domestic and Eurodollar
      Lending Office:
    80 Exchange Street
    Bangor, Maine 04401
    Attention: Chuck Osgood
    Telecopy: (207) 941-6023


Key Bank

    Domestic and Eurodollar
      Lending Office:
    One Monument Square, 4th Floor
    Portland, Maine 04104
    Attention: Richard McNaughton
    Telecopy: (207) 776-7624

Shawmut Bank, N.A.

    Domestic and Eurodollar
      Lending Office:
    One Federal Street
    Boston, Massachusetts  02211
    Attention: John Rafferty
    Telecopy:  (617) 292-2619

The Toronto-Dominion Bank

    Domestic and Eurodollar
      Lending Office:
    909 Fannin Street, Suite 1700
    Houston, Texas 77010
    Attention: Neva Nesbitt
    Telecopy: (713) 951-9921
`                                                           Exhibit A-1 to the
                                                             Credit Agreement
                                                           ------------------
                        FORM OF REVOLVING CREDIT NOTE



$______________                                            New York, New York
                                                               June ___, 1995


     FOR VALUE RECEIVED, the undersigned, Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of _______________ (the "BANK") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) ____________ DOLLARS ($_______), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company pursuant to Section 2.1 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in
Section 2.13 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of the Revolving Credit Loans.

     This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of June ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This
Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                  BANGOR HYDRO-ELECTRIC COMPANY


                                  By:_______________________________
                                     Name:
                                     Title:


                                                    Schedule A
                                                     To Revolving Credit Note
                                                     ------------------------


LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

|---------------------------------------------------------------------------|
|    |AMOUNT OF|   AMOUNT   |  AMOUNT OF | AMOUNT OF  |  UNPAID   |         |
|DATE|BASE RATE| CONVERTED | PRINCIPAL | BASE RATE | PRINCIPAL | NOTATION| | | LOANS | TO BASE |OF BASE RATE| LOANS CON- | BALANCE OF| MADE BY |
|    |         | RATE LOANS |LOANS REPAID| VERTED TO  | BASE RATE |         |
|    |         |            |            | EURODOLLAR |   LOANS   |         |
|    |         |            |            |   LOANS    |           |         |
|----|---------|------------|------------|------------|-----------|---------|
|    |         |            |            |            |           |         |
|____|_________|____________|____________|____________|___________|_________|
|    |         |            |            |            |           |         |
|    |         |            |            |            |           |         |
|____|_________|____________|____________|____________|___________|_________|
|    |         |            |            |            |           |         |
|    |         |            |            |            |           |         |
|____|_________|____________|____________|____________|___________|_________|




                                                  Schedule B
                                                  To Revolving Credit Note
                                                  ------------------------


LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

|---------------------------------------------------------------------------|
| |AMOUNT OF |AMOUNT |INTEREST |AMOUNT OF|AMOUNT OF |UNPAID |NOTATION| |DATE|EURODOLLAR|CONVERTED| PERIOD |PRINCIPAL|EURODOLLAR|PRINCIPAL|MADE BY |
|    |   LOANS  |TO EURO- |AND LIBO |OF EURO- |LOANS CON-|BALANCE  |        |
|    |          | DOLLAR  |RATE WITH| DOLLAR  |VERTED TO |OF EURO- |        |
|    |          | LOANS   |RESPECT  | LOANS   |BASE RATE |DOLLAR   |        |
|    |          |         | THERETO | REPAID  |  LOANS   | LOANS   |        |
|----|----------|---------|---------|---------|----------|---------|--------|
|    |          |         |         |         |          |         |        |
|____|__________|_________|_________|_________|__________|_________|________|
|    |          |         |         |         |          |         |        |
|    |          |         |         |         |          |         |        |
|____|__________|_________|_________|_________|__________|_________|________|
|    |          |         |         |         |          |         |        |
|    |          |         |         |         |          |         |        |
|____|__________|_________|_________|_________|__________|_________|________|






                                                           Exhibit A-2 to the
                                                           CREDIT AGREEMENT
                                                           ------------------

                           FORM OF SWING LINE NOTE
$_____________                                             New York, New York
                                                               June ___, 1995


     FOR VALUE RECEIVED, the undersigned, Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of _____________ (the "BANK") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) ____________ DOLLARS ($________), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Bank to the Company pursuant to Section 2.4 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of the Swing Line Loans.

     This Note (a) is the Swing Line Note referred to in the Credit Agreement dated as of June ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              BANGOR HYDRO-ELECTRIC COMPANY



                              By: _________________________________
                                  Name:
                                  Title:




                                                          Schedule A
                                                          To Swing Line Note
                                                          ------------------


LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

|---------------------------------------------------------------------------|
|       |AMOUNT OF BASE|  AMOUNT OF   | UNPAID PRINCIPAL | NOTATION MADE BY |
| DATE  |  RATE LOANS  |  PRINCIPAL   |  BALANCE OF BASE |                  |
|       |              | OF BASE RATE |   RATE LOANS     |                  |
|       |              | LOANS REPAID |                  |                  |
|-------|--------------|--------------|------------------|------------------|
|       |              |              |                  |                  |
|_______|______________|______________|__________________|__________________|
|       |              |              |                  |                  |
|       |              |              |                  |                  |
|_______|______________|______________|__________________|__________________|
|       |              |              |                  |                  |
|       |              |              |                  |                  |
|_______|______________|______________|__________________|__________________|


                                                  Exhibit B to the
                                                  Credit Agreement
                                                  ----------------

                              FORM OF TERM NOTE



$_________                                                 New York, New York
                                                               June ___, 1995


     FOR VALUE RECEIVED, the undersigned, Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of _____________ (the "BANK") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Term Loan made by the Bank pursuant to Section 2.7 of the Credit Agreement, as hereinafter defined. The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.11 of such Credit Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof, and in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of such Term Loan.

     This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of June ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              BANGOR HYDRO-ELECTRIC COMPANY



                              By:
                              __________________________________
                              Name:
                              Title:








                                                     Schedule A
                                                     To Term Loan Note
                                                     ------------------


LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

|---------------------------------------------------------------------------|
|    |AMOUNT OF|   AMOUNT   |  AMOUNT OF | AMOUNT OF  |  UNPAID   |         |
|DATE|BASE RATE| CONVERTED | PRINCIPAL | BASE RATE | PRINCIPAL | NOTATION| | | LOANS | TO BASE |OF BASE RATE| LOANS CON- | BALANCE OF| MADE BY |
|    |         | RATE LOANS |LOANS REPAID| VERTED TO  | BASE RATE |         |
|    |         |            |            | EURODOLLAR |   LOANS   |         |
|    |         |            |            |   LOANS    |           |         |
|----|---------|------------|------------|------------|-----------|---------|
|    |         |            |            |            |           |         |
|____|_________|____________|____________|____________|___________|_________|
|    |         |            |            |            |           |         |
|    |         |            |            |            |           |         |
|____|_________|____________|____________|____________|___________|_________|
|    |         |            |            |            |           |         |
|    |         |            |            |            |           |         |
|____|_________|____________|____________|____________|___________|_________|




                                                  Schedule B
                                                  To Term Loan Note
                                                  ------------------------


LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

|---------------------------------------------------------------------------|
| |AMOUNT OF |AMOUNT |INTEREST |AMOUNT OF|AMOUNT OF |UNPAID |NOTATION| |DATE|EURODOLLAR|CONVERTED| PERIOD |PRINCIPAL|EURODOLLAR|PRINCIPAL|MADE BY |
|    |   LOANS  |TO EURO- |AND LIBO |OF EURO- |LOANS CON-|BALANCE  |        |
|    |          | DOLLAR  |RATE WITH| DOLLAR  |VERTED TO |OF EURO- |        |
|    |          | LOANS   |RESPECT  | LOANS   |BASE RATE |DOLLAR   |        |
|    |          |         | THERETO | REPAID  |  LOANS   | LOANS   |        |
|----|----------|---------|---------|---------|----------|---------|--------|
|    |          |         |         |         |          |         |        |
|____|__________|_________|_________|_________|__________|_________|________|
|    |          |         |         |         |          |         |        |
|    |          |         |         |         |          |         |        |
|____|__________|_________|_________|_________|__________|_________|________|
|    |          |         |         |         |          |         |        |
|    |          |         |         |         |          |         |        |
|____|__________|_________|_________|_________|__________|_________|________|


                                                 Exhibit C to the
                                                 Credit Agreement
                                                 ----------------



                         FORM OF CLOSING CERTIFICATE


              Pursuant to Sections 4.2(e), (f), (g) and (h) of the Credit Agreement, dated as of June 30, 1995 (the "CREDIT AGREEMENT") (unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Bangor-Hydro-Electric Company, a Maine corporation (the "COMPANY"), the several Banks from time to time parties thereto, Chemical Bank, as Administrative Agent, and Fleet Bank of Maine and The First National Bank of Boston, as Co-Agents, the undersigned ____________ of the Company hereby certifies as follows:

              1. The representations and warranties of the Company contained in any Loan Document or in any certificate, document or financial or other statement furnished by or on behalf of the Company pursuant to or in connection with any Loan Document are true and correct on and as of the date hereof with the same effect as if made on the date hereof;

              2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any extensions of credit to occur on the date hereof;

              3. No more than $8,000,000 in Cash (excluding (i) Temporary Cash Investments in an aggregate amount not to exceed $22,000,000 maintained pursuant to the documentation governing the FAME Loan Agreement and (ii) cash securing the letter of credit issued by Shawmut Bank, N.A. referred to in Section 4.3 of the Credit Agreement) will be retained by the Company after three Business Days from the Borrowing Date;

              4.    Frederick Samp is and at all times since
    _____________________ 19__, has been the duly elected and qualified Clerk of the Company and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned Clerk of the Company hereby certifies as follows:

              5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Company;

              6. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine;

              7. Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Company on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein;

              8. Attached hereto as Exhibit B is a complete and correct copy of the by-laws of the Company as in effect at all times since _________________, 19__ to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of the Company as in effect at all times since ___________________, 19__ to and including the date hereof;

              8. Attached hereto as Exhibit D is a complete and correct copy of the order of the Commission described in Section 5.6 of the Credit Agreement; and

              9. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since ________________, 19__ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each Loan Document to which it is a party and any certificate or other document to be delivered by the Company pursuant to such Loan Documents:

    Name                 Office               Signature
     ________________     ______________        _____________________

     ________________     ______________        _____________________



              IN WITNESS WHEREOF, the undersigned have hereto set our names.



     -----------------------             --------------------------

Title:  _____________
        Title:  Clerk

Date:   June , 1995



                                                        Exhibit D to the
                                                        Credit Agreement
                                                        ----------------

                          ASSIGNMENT AND ACCEPTANCE


    Reference is made to the Credit Agreement, dated as of June ___, 1995
(as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Bangor Hydro-Electric Company (the "COMPANY"), the Banks named therein and Chemical Bank, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                         (the "ASSIGNOR") and                      (the
"ASSIGNEE") agree as follows:

    1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), an interest (the "ASSIGNED INTEREST") specified on Schedule 1 in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

    2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note or Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note or Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Note or Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

    3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 5.4(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and
(e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17 of the Credit Agreement.

    4. The effective date of this Assignment and Acceptance shall be
     , 19   (the "TRANSFER EFFECTIVE DATE").  Following the execution of this
Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

    5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

    6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.



                               SCHEDULE 1
                      TO ASSIGNMENT AND ACCEPTANCE
      RELATING TO THE CREDIT AGREEMENT, DATED AS OF JUNE __, 1995,
                                  AMONG
                     BANGOR HYDRO-ELECTRIC COMPANY,
                         THE BANKS NAMED THEREIN
                                   AND
CHEMICAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS (IN SUCH CAPACITY, THE
                         "ADMINISTRATIVE AGENT")
-----------------------------------------------------------------------------


Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:



                                  Credit
                             Facility Assigned
-----------------
                                 Principal
                              Amount Assigned
---------------
Commitment Percentage
Assigned*
----------------------------



                              $______________
                           ___._______________%





[Name of Assignee]



By____________________________
Name:
Title:
[Name of Assignor]



By____________________________
Name:
Title:




Accepted for Recordation in the
Register:

Chemical Bank, as
Administrative Agent


By
_____________________________
Name:
Title:


Consented To:

Bangor Hydro-Electric Company



By
______________________________
Name:
Title:

Chemical Bank, as
Administrative Agent

By____________________________
Name:
Title:

[Consents required only to the
extent specified in Section
9.6(c) of the Credit
Agreement]



* Footnote: Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.



                                 Exhibit E-1 to the
                                 Credit Agreement
                                 ------------------

BANGOR HYDRO-ELECTRIC COMPANY LETTERHEAD





                                 June 30, 1995



Chemical Bank, as Administrative Agent
270 Park Avenue
New York  New York  10017

And each of the Banks parties to the Credit Agreement referred to below

Ladies and Gentlemen:

     I am General Counsel and Clerk of Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), and I have acted as counsel for the Company in connection with (a) the Credit Agreement, dated as of June 30, 1995 (the "CREDIT AGREEMENT"), among the Company, the banks parties thereto (the "BANKS") and Chemical Bank, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"), and (b) the other Loan Documents referred to in the Credit Agreement which have been executed by the Company on or prior to the date hereof.

     This opinion is furnished to you pursuant to Section 4.2(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     In arriving at this opinion,

     (a) I have examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of each of (1) the Credit Agreement,
(2) the Pledge Agreement, (3) the Supplemental Indenture dated as of June 29, 1995 (the "SUPPLEMENTAL INDENTURE") to the Mortgage and Deed of Trust dated as of July 1, 1936, from the Company to City Bank Farmers Trust Company (Citibank, N.A., successor), as trustee, as amended and supplemented (the "1936 MORTGAGE"), (4) the Bonds of the Collateral Series due 2000 (the "COLLATERAL BONDS") issued pursuant to the Supplemental Indenture and the 1936 Mortgage, and (5) the Notes executed and delivered by the Company on the date hereof (the "NOTES", and together with the Credit Agreement, the Pledge Agreement, the Supplemental Indenture, and the Collateral Bonds being hereinafter referred to collectively as the "TRANSACTION DOCUMENTS"); and

     (b) I have examined such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

     In rendering this opinion, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I have examined (other than those of officers of the Company),
(c) the due execution and delivery of the Supplemental Indenture, and the due authentication of the Collateral Bonds, by the trustee under the 1936 Mortgage and (d) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

     When my opinion with respect to the existence or absence of facts is stated "to the best of my knowledge," I have made reasonable and diligent investigation of the subject matters of such opinion and have no reason to believe that there exist any facts or other information that would render such opinion incomplete or incorrect.

     Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Maine, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          2. The Company has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and each of the other Transaction Documents, to borrow under the Credit Agreement and to issue, deliver and pledge to the Administrative Agent the Collateral Bonds. The Company has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement, to grant the security interests contemplated by the Pledge Agreement, to authorize the issuance, delivery and pledge to the Administrative Agent of the Collateral Bonds pursuant to the Supplemental Indenture and the Pledge Agreement and to authorize the execution, delivery and performance of the Credit Agreement and the other Transaction Documents. Except for consents, authorizations, approvals, notices and filings as have been obtained or made, as the case may be, and are now in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental authority or any other Person is required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents or the perfection of the security interests created by the Pledge Agreement or the issuance, delivery and pledge of the Collateral Bonds pursuant to the Supplemental Indenture and the Pledge Agreement.

          3. Each of the Credit Agreement and the other Transaction Documents has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general equitable principles.

          4. The Collateral Bonds (a) are outstanding for all purposes of the 1936 Mortgage, (b) do not constitute Company-owned Bonds for any purposes of the 1936 Mortgage and (c) are entitled, subject to the terms of the Pledge Agreement, to the benefits of the security afforded by the 1936 Mortgage.

          5. The execution and delivery of the Credit Agreement and the other Transaction Documents, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Company with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, (i) any law, rule or regulation, (ii) the Certificate of Organization or By-laws of the Company or (iii) to the best of my knowledge, any contractual obligation of the Company or of any of its Subsidiaries and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues, except the security interests created pursuant to the Pledge Agreement and the 1936 Mortgage.

          6. To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement or any of the other Transaction Documents, or (b) which could reasonably be expected to have a Material Adverse Effect.

          7. The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 and the rules promulgated thereunder except for Section 9 (a)(2) thereof. The Company is not subject to any other law, rule or regulation under any federal or state statute or regulation which limits its ability to incur Debt under the Credit Agreement.

          I am a member of the bar of the State of Maine and I express no opinion as to the laws of any jurisdiction other than the laws of the State of Maine and the federal laws of the United States of America. Insofar as my opinion expressed in paragraphs (2) and (3) above involve the laws of the State of New York, I have relied on the opinion, dated the date hereof, of Winthrop, Stimson, Putnam & Roberts, a copy of which you have been furnished concurrently herewith, and with your permission I have not made any independent investigation of such laws. I have no responsibility to advise you of changes in any of the foregoing which may hereafter come to my attention.

     I express no opinion with respect to the effect on the Transaction Documents of Section 552 of the United States Bankruptcy Code (relating to property acquired by the Company or any of its subsidiaries after the commencement of a case under the United States Bankruptcy Code with respect to such party) and Section 547 of the United States Bankruptcy Code (relating to a security interest in such after-acquired property which serves to secure antecedent debt).

     This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

                                 Very truly yours,


                                               Exhibit E-2 to the
                                               Credit Agreement
                                               ------------------


WINTRHOP, STIMSON, PUTNAM & ROBERTS LETTERHEAD







                                       June 30, 1995



Chemical Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017

And each of the Banks parties to the Credit Agreement referred to below


Ladies and Gentlemen:

              We have acted as special New York counsel to Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), in connection with (a) the Credit Agreement, dated as of June 30, 1995 (the "CREDIT AGREEMENT"), among the Company, the banks parties thereto (the "BANKS") and Chemical Bank, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"), and (b) the other Loan Documents referred to in the Credit Agreement which have been executed by the Company on or prior to the date hereof.

              This opinion is furnished to you pursuant to Section 4.2(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

              In arriving at this opinion,

              (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement, (2) the Pledge Agreement, (3) the Supplemental Indenture dated as of June 29, 1995 (the "SUPPLEMENTAL INDENTURE") to the Mortgage and Deed of Trust, dated as of July 1, 1936, from the Company to City Bank Farmers Trust Company (Citibank, N.A., successor), as trustee, as amended and supplemented (the "1936 MORTGAGE") (4) the Bonds of the Collateral Series due 2000 (the "COLLATERAL BONDS") issued pursuant to the Supplemental Indenture and the 1936 Mortgage, and (5) the Notes executed and delivered by the Company on the date hereof (the "NOTES", and together with the Credit Agreement, the Pledge Agreement, the Supplemental Indenture and the Collateral Bonds, being hereinafter referred to collectively as the "TRANSACTION DOCUMENTS"); and

              (b) we have examined such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as we have deemed necessary or appropriate for the purposes of this opinion.

              In rendering this opinion, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we have examined and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

              We have also assumed for purposes of this opinion, that the Transaction Documents are within the capacity and power of and have been validly authorized, executed and delivered by each party to them (other than the Company) and constitute legal, valid, binding and enforceable obligations of all parties (other than the Company) under all applicable laws.

              Based upon and subject to the foregoing, and to the exceptions and qualifications hereinafter expressed, we are of the opinion that:

                    1. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any New York or Federal governmental authority is required to be obtained by the Company in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents or the issuance, delivery and pledge of the Collateral Bonds pursuant to the Supplemental Indenture and the Pledge Agreement. The execution and delivery of the Credit Agreement and the other Transaction Documents, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Company with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, will not violate any New York or Federal statute or regulation.

                    2. Assuming due authorization, execution and delivery thereof by the Company and the Banks, each of the Credit Agreement, the Pledge Agreement and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general equitable principles.

                    3. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 and the rules promulgated thereunder except for Section 9(a)(2) thereof. The Company is not subject to any other law, rule or regulation under any Federal or New York statute or regulation which limits its ability to incur Debt under the Credit Agreement.

                    4. After giving effect to the delivery to the Administrative Agent of the certificates for the Collateral Bonds, and assuming the continuous possession by the Administrative Agent of the Collateral Bonds in the State of New York, the security interest created in favor of the Administrative Agent under the Pledge Agreement to secure the obligations of the Company under the Credit Agreement constitutes a valid, enforceable and perfected first priority security interest in such Collateral Bonds and the proceeds thereof subject to no other security interest. The opinion contained in this paragraph (4) is subject to the following qualifications:

    (i) our opinion as to priority assumes that the Administrative Agent and the Banks have taken the Collateral Bonds in good faith prior to the date of delivery to the Collateral Agent of notice of any adverse claim relating to such Collateral Bonds (all within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "NYUCC"));


              (ii) the priority of a security interest may be subject to claims or liens in favor of the United States or any state or any agency or instrumentality of any thereof which are given priority by operation of law, including, without limitation, to the extent they would be given priority by operation of law, liens for the payment of federal, state and/or local taxes, liens incurred in connection with unemployment insurance, social security and similar insurance schemes and claims under the federal priority statute (31 U.S.C. Section 3713);

               (iii) the priority of a security interest may be subject to a prior lien created under Section 364 of the Federal Bankruptcy Code; and


                (iv) our opinion as to the priority of the security interests in the Collateral Bonds as against any person who is a lien creditor (as such term is defined in Article 9 of the NYUCC) is limited
    (a) to the extent that Section 9-301(4) of the NYUCC is applicable, or
    (b) to the extent that such person became a lien creditor before the security interest of the Administrative Agent in the Collateral Bonds is perfected.

              This opinion is subject to the following further qualifications:

                    (a) We are members of the Bar of the State of New York and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of the State of Maine or any other jurisdiction other than the United States of America and the State of New York. This opinion is limited to the laws, regulations, documents and other agreements, contracts and instruments within the scope of this opinion in effect on the date of this opinion, and we express no opinion as to the possible application of laws of other jurisdictions, unless they are specifically referred to herein, and we have no responsibility to advise you of changes in any of the foregoing which may hereafter come to our attention.

                    (b) We express no opinion with respect to the rights of the Company in or title to or legal or beneficial ownership of any of the mortgaged property that is subject to the lien of the 1936 Mortgage.

                    (c) We express no opinion with respect to the effect on the Transaction Documents of Section 552 of the United States Bankruptcy Code (relating to property acquired by the Company or any of its subsidiaries after the commencement of a case under the United States Bankruptcy Code with respect to such party) and
    Section 547 of the United States Bankruptcy Code (relating to a security interest in such after-acquired property which serves to secure antecedent debt).

                    (d) The continuation of a security interest in proceeds is limited to the degree set forth in Sections 9-306(2) and 9-306(4) of the NYUCC and the perfection of a security interest in proceeds continues only upon compliance with the provisions of Section 8-313 or 9-306(3) of the NYUCC, as applicable.

              This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.



              Very truly yours,





EATON, PEABODY, BRADFORD & VEAGUE, P.A. LETTERHEAD






                              June 30, 1995







Chemical Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017

Each of the Banks Party to the Credit Agreement
     Referred to Below

Ladies and Gentlemen:

     We have been asked to render this limited opinion to Chemical Bank, as Administrative Agent, in connection with the Credit Agreement dated as of June 30, 1995 (the "Credit Agreement") among Bangor Hydro-Electric Company (the "Company"), the banks which are parties thereto (the "Banks") and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent").

     The opinions expressed below are furnished to you pursuant to Section 4.2(c)(iii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings ascribed to them in the Credit Agreement.

     In arriving at the opinions expressed below, we have examined

     (a) unexecuted copies in the form furnished to us of each of (1) the Credit Agreement, (2) the Pledge Agreement, (3) the Supplemental Indenture dated as of June 29, 1995 (the "Supplemental Indenture") with respect to the Mortgage, (4) the Bonds of the Collateral Series due 2000 (the "Collateral Bonds") referred to in the Supplemental Indenture, and (5) the Notes executed and delivered by the Company on the date hereof (the Credit Agreement and such other documents being hereinafter referred to collectively as the "Transaction Documents"); and


     (b) such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as we have deemed necessary or appropriate for the purposes of this opinion.

     In rendering the opinions expressed below, we have assumed, with your permission without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we have examined, (c) the conformity to authentic originals of documents submitted to us in the form of unexecuted photostatic copies or telecopies, (d) that all Transaction Documents have been duly executed, delivered and authenticated in substantively the form furnished to us for review, and (e) that the liens created by the Mortgage and the Pledge Agreement have been and remain duly perfected and that there is no contractual arrangement altering their priority.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Except for (i) such consents, authorizations, approvals, notices and filings as may be required in connection with orders or proceedings of the Maine Public Utilities Commission and related statutes and regulations, with respect to which we express no opinion, and (ii) such filings as may be required to duly perfect the security interest created by the Pledge Agreement in Collateral other than the Pledged Bonds, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental authority of the State of Maine is required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents or the perfection of the security interests created by the Pledge Agreement or the issuance, delivery and pledge of the Collateral Bonds pursuant to the Supplemental Indenture and the Pledge Agreement.

     2. Each of the Transaction Documents which is governed by the laws of the State of Maine constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law. Notwithstanding the foregoing, we express no opinion as to the enforceability of provisions of the Transaction Documents pursuant to which
(i) any party purports to waive the benefit of statutory and common law rights, (ii) any party is purportedly granted the right to exercise remedies without notice to the party with respect to whom the rights are to be exercised or without benefit of legal process, or (iii) a party is purportedly indemnified with respect to its own negligence or willful misconduct. The enforceability of any provision purporting to entitle a party to be reimbursed for attorneys fees and other costs may be subject to judicial discretion.

     3. The courts of the State of Maine will enforce those provisions in the Transaction Documents which provide that the validity, construction and enforceability of such documents will be governed by the laws of the State of New York.

     4. The Collateral Bonds (a) are outstanding for all purposes of the Mortgage, (b) do not constitute Company-owned Bonds for any purposes of the Mortgage, and (c) are entitled, subject to the terms of the Pledge Agreement, to the substantive benefits of the security afforded by the Mortgage.

     5. The execution and delivery of the Credit Agreement and the other Transaction Documents, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Company with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, will not violate any law, rule or regulation of the State of Maine or of any Maine governmental authority.

     6. Under the laws of the State of Maine (a) the mortgage interest in real estate and the security interest in personalty of the First Mortgage Trustee in the Collateral created by the Mortgage has priority over the mortgage interest in real estate and the security interest in personalty of the Second Mortgage Trustee in the Collateral created by the General and Refunding Mortgage Indenture; and (b) the exercise by the Second Mortgage Trustee or holders of the Second Mortgage Bonds of rights in respect of the Collateral pursuant to the General and Refunding Mortgage Indenture will not extinguish or affect the priority of the mortgage interest and security interest created by the Mortgage. As used in this paragraph, (i) "First Mortgage Trustee" means the Trustee referred to in the Mortgage, (ii) "Second Mortgage Trustee" means the Trustee referred to in the General and Refunding Mortgage Indenture, and (iii) "Collateral" means the Mortgaged Property referred to in the General and Refunding Mortgage Indenture (except to the extent that such Mortgaged Property does not constitute mortgaged and pledged property for the purposes of the Mortgage).

     The opinions expressed in paragraphs 1 and 5 above are based solely upon a review by us of those Maine statutes and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Transaction Documents. Without limiting the generality of the foregoing, we express no opinion with respect to orders or proceedings of the Maine Public Utilities Commission or other statutes and regulations relating specifically to the regulation of electric utilities. To the extent that we have opined as to future conduct, such opinion is subject to future changes in applicable law and regulation.

     We have addressed only the laws of the State of Maine, and our opinion is limited accordingly. We express no opinion as to the enforceability of documents to the extent governed by the laws of jurisdictions other than the State of Maine.


     We do not undertake to advise you of any changes to the opinions expressed herein resulting from matters which may hereafter be brought to our attention.

     We advise you that we have been separately engaged by Fleet Bank to review on its behalf certain of the Transaction Documents. We also advise that we perform legal services unrelated to the transactions contemplated by the Transaction Documents on behalf of Fleet Bank, Key Bank and the Company.

     This opinion is being furnished to the Banks party to the Credit Agreement solely in connection with the transactions contemplated by the Transaction Documents. It may not be relied upon by any other person or for any other purpose without our expressed written consent.


                              Very truly yours,



                                                               EXHIBIT F
                                                               ---------
                     BOND PLEDGE AND SECURITY AGREEMENT


         BOND PLEDGE AND SECURITY AGREEMENT, dated as of June 30, 1995, made by BANGOR HYDRO-ELECTRIC COMPANY, a Maine corporation (the "PLEDGOR"), to CHEMICAL BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks (the "BANKS") parties to the Credit Agreement dated as of June 30, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Pledgor, the Banks and the Administrative Agent.


                           W I T N E S S E T H  :


         WHEREAS, the Pledgor has on the date hereof issued $115,000,000 principal amount of its First Mortgage Bonds (the "PLEDGED BONDS") pursuant to a Supplemental Indenture, dated as of the date hereof, to the Mortgage and Deed of Trust, dated as of July 1, 1936 (as amended, supplemented or otherwise modified from time to time, the "MORTGAGE"), between the Pledgor and Citibank, N.A. (as successor to City Bank Farmers Trust Company), as trustee thereunder (the "FIRST MORTGAGE TRUSTEE"); and

         WHEREAS, it is a condition precedent to the obligations of the Banks to make the extensions of credit under the Credit Agreement that the Pledgor shall have executed and delivered this Agreement, and delivered in pledge the Pledged Bonds, to the Administrative Agent, on behalf of and for the ratable benefit of the Banks;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to enter into and make the extensions of credit provided for under the Credit Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent on behalf of and for the ratable benefit of the Banks as follows:

         Section 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein. As used herein:

         "COLLATERAL" shall mean the Pledged Bonds and all other property at any time pledged to the Administrative Agent hereunder (whether described herein or not) and all income therefrom and proceeds thereof.

         "FIRST MORTGAGE BONDS" shall mean any Bonds (including the Pledged Bonds) issued pursuant to the Mortgage.

         "OBLIGATIONS" shall mean the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Pledgor to the Administrative Agent and the Banks (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the Letters of Credit, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Pledgor pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document).

         "SECOND MORTGAGE TRUSTEE" shall mean the Trustee referred to in the General and Refunding Mortgage Indenture.

         "SPECIFIED MORTGAGE COLLATERAL" shall mean the Mortgaged Property referred to in the General and Refunding Mortgage Indenture (except to the extent that such Mortgaged Property does not constitute mortgaged and pledged property for the purposes of the Mortgage).

         Section 2. PLEDGE. The Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to the Administrative Agent on behalf of and for the ratable benefit of the Banks, and grants a security interest to the Administrative Agent on behalf of and for the ratable benefit of the Banks in, all the Pledged Bonds, fully registered in the name of the Administrative Agent, together with all income and profits thereof, all distributions thereon, all collateral security therefor, all other proceeds thereof and all other rights and privileges pertaining thereto, all as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         Section 3. NO RIGHT TO MODIFY, ETC. The Pledgor shall not amend, supplement or otherwise modify, or consent to any amendment, supplement or other modification to, the terms of the Pledged Bonds or the other First Mortgage Bonds (or any supplemental indenture issued in connection therewith) or the Mortgage (provided that the foregoing shall not prohibit the issuance of any supplemental indenture in respect of the Mortgage solely to the extent necessary to provide for the issuance of refinancing Debt expressly permitted by Section 6.3 of the Credit Agreement). The Pledgor shall not have the right to optionally redeem the Pledged Bonds without the consent of the Administrative Agent.

         Section 4. NO DISPOSITION. Without the prior written consent of the Administrative Agent, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

         Section 5. AMENDMENTS, MODIFICATIONS AND WAIVERS WITH RESPECT TO OBLIGATIONS. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or the Banks may be rescinded by the Administrative Agent or the Banks and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, refunded, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Bank and the Credit Agreement and any Loan Document or any other documents delivered in connection therewith may be amended, modified, supplemented or terminated in whole or in part, as the Banks may deem advisable from time to time, and any collateral security at any time held by the Banks for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Administrative Agent nor the Banks shall have any obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgor and the Administrative Agent and the Banks shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

         Section 6. RIGHTS OF THE BANKS AND THE ADMINISTRATIVE AGENT. (a) ADMINISTRATIVE AGENT TO EXERCISE RIGHTS OF BONDHOLDER. The Administrative Agent may, at all times, exercise all of the rights of a holder of First Mortgage Bonds including, without limitation, (i) the right to demand and receive payments of principal of and interest on the Pledged Bonds in accordance with the terms thereof and of the Mortgage, (ii) the right to attend or be represented by proxy at any meeting of bondholders under the Mortgage, (iii) the right to vote the Pledged Bonds in accordance with the terms of the Mortgage, (iv) the right to issue consents and waivers with respect to the Pledged Bonds, as a holder of First Mortgage Bonds, under or in connection with the Mortgage, (v) the right to issue any and all instructions and requests for action to the First Mortgage Trustee under the Mortgage which are permitted to a bondholder under the Mortgage and (vi) the right to exercise all of the remedies provided in the Mortgage for holders of bonds issued thereunder.

         (b) OTHER REMEDIES. If an Event of Default shall have occurred and be continuing, in addition to the rights granted to the Administrative Agent under Section 6(a) hereof, the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Administrative Agent or any Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Administrative Agent shall pay over the net proceeds received on the Pledged Bonds, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Administrative Agent hereunder, including reasonable attorneys' fees and legal expenses, ratably to the Banks for application by them to the payment in whole or in part of the Obligations in such order as each of the Banks may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Administrative Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York. The Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Uniform Commercial Code and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Banks are entitled, and the fees of any attorneys employed by the Administrative Agent to collect such deficiency.

         (c) LIMITED LIABILITY. Neither the Administrative Agent nor any Bank shall be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto. Although the Administrative Agent or its nominee may without notice exercise any and all rights, privileges or options pertaining to any of the Pledged Bonds as if it were the absolute owner thereof, the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, shall not be responsible for any failure to do so or delay in so doing and, in any event, may do so without liability.

         Section 7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that:

         (a) the Pledged Bonds are subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance or any ownership interest whatsoever, except the lien and security interest created by this Agreement;

         (b) the pledge, assignment and delivery of the Pledged Bonds pursuant to this Agreement, together with possession by the Administrative Agent of the Pledged Bonds, creates a valid first lien on and a perfected first priority security interest in such Pledged Bonds, and the proceeds thereof, subject to no other pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the Pledged Bonds;

         (c) the Pledged Bonds have been duly and validly issued and authenticated, are in full force and effect and are entitled to all the benefits provided by the Mortgage;

         (d) the Pledged Bonds (i) are outstanding for all purposes of the Mortgage and (ii) do not constitute "Company-owned" Bonds for any purposes of the Mortgage;

         (e) (i) the mortgage interest in real estate and security interest in personalty of the First Mortgage Trustee in the Specified Mortgage Collateral created by the Mortgage has priority over the mortgage interest in real estate and the security interest in personalty of the Second Mortgage Trustee in the Specified Mortgage Collateral created by the General and Refunding Mortgage Indenture; and (ii) the exercise by holders of Second Mortgage Bonds of rights in respect of the Specified Mortgage Collateral pursuant to the General and Refunding Mortgage Indenture will not extinguish or affect the priority of the mortgage interest and security interest created by the Mortgage;

         (f) the Mortgage has been duly recorded in all places where required by law to preserve the lien thereof, and all filings required under the Uniform Commercial Code as in effect in the State of Maine and any other applicable jurisdiction to perfect and continue the perfection of the lien thereof have been made and are in full force and effect;

         (g) the Mortgage constitutes a valid and perfected first priority security interest and lien upon the franchises held by the Pledgor and substantially all of the Pledgor's utility plant as security for the First Mortgage Bonds and the other obligations purported to be secured by the Mortgage, subject, however, to the exceptions set forth in the description of mortgaged properties in the Mortgage and in the deeds referred to in such descriptions; and

         (h) the Pledgor covenants and agrees that it will defend the Administrative Agent's and the Banks' right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all Persons whomsoever.

         Section 8. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time upon the written request of the Administrative Agent, the Pledgor will execute and deliver such documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement including, without limitation, with respect to the filing or recordation hereof or any financing statements with respect hereto. The Pledgor hereby authorizes the Administrative Agent, to the extent permitted by applicable law, to make any such filings or recordations without the signature of the Pledgor. All costs and expenses in connection with any such actions and filings shall be payable by the Pledgor on demand.

         Section 9. THE ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, to file any claims or take any action (in law or equity or as otherwise deemed appropriate by the Administrative Agent) which the Administrative Agent may deem necessary or desirable to accomplish the purposes of this Agreement.

         Section 10. INDEMNITY. The Pledgor shall pay, and save the Administrative Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         Section 11. REDELIVERY OF PLEDGED BONDS UPON PAYMENT OF THE OBLIGATIONS. (a) If (i) the Pledgor makes a scheduled installment payment in respect of the Term Loans and (ii) the Administrative Agent shall have received the financial statements and certificates referred to in Sections 6.1(b) and (c) of the Credit Agreement in respect of the fiscal quarter of the Company ending on the scheduled date of such installment, then, unless a Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall forthwith assign and deliver to the Second Mortgage Trustee, without recourse, representation or warranty, Pledged Bonds having an aggregate principal amount equal to the amount of the Term Loan installment so paid.

         (b) No later than ninety-one days after final payment in full of the Obligations and the termination of the Commitments, the Administrative Agent shall return to the Pledgor any Pledged Bonds not previously assigned pursuant to paragraph (a) above, without recourse, representation or warranty.

         Section 12. REINSTATEMENT. This Agreement and the pledge created hereby and the obligations of the Pledgor with respect to the Pledged Bonds shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian or similar officer for, the Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         Section 13. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor the Banks shall by any act, delay, omission or otherwise be deemed to have waived any of its or their rights or remedies hereunder or under the Pledged Bonds and no waiver shall be valid unless in writing, signed by the Administrative Agent on behalf of the Banks, and then only to the extent therein set forth. A waiver by the Administrative Agent of any right or remedy hereunder or under the Pledged Bonds on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or the Banks would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Administrative Agent or the Banks, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Pledged Bonds preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided or under the Pledged Bonds are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         Section 15. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         Section 16. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         Section 17. WAIVERS, AMENDMENTS; APPLICABLE LAW. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Administrative Agent on behalf of the Banks. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Banks and their respective successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.


         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.



                        BANGOR HYDRO-ELECTRIC COMPANY


                        By:___________________________
                             Title:



                                                            EXHIBIT G

                           LIST OF SUBSIDIARIES OF
                        BANGOR HYDRO-ELECTRIC COMPANY



                                                  Voting Percentages
                                                  of Securities owned
                              State of            directly or through
                            Incorporation              Subsidiary
                            -------------         -------------------
East Branch Improvement
  Company                       Maine                     60%

Godfrey's Falls Dam
  Company                       Maine                    100%

The Sawtelle Brook
  Dam and Improvement
  Company                       Maine                    100%

Sebois Dam Company              Maine                    100%

Pleasant River Gulf
  Improvement Company           Maine                    100%

Northeastern Company            Maine                    100%

Eastern Development
  Company                       Maine                    100%

Penobscot Hydro Co., Inc.       Maine                    100%

Bangor Var Company, Inc.        Maine                    100%

          East Branch Improvement Company is a water storage subsidiary, operating on the East Branch of the Penobscot River. The capital stock of this subsidiary consists of 3,029 25/100 shares of the par value of $100 each, of which the Company owns 1,817 55/100 shares, the balance being owned by Great Northern Paper Company.

          Godfrey's Falls Dam Company has a capital stock consisting of 114 shares of $50 par value each, all of which are owned by East Branch Improvement Company. Ownership has been acquired to permit future water storage development in the East Branch Basin.

           The Sawtelle Brook Dam and Improvement Company has 42 shares of its capital stock outstanding. Each of these shares is of the par value of $100, and all are owned by East Branch Improvement Company. This subsidiary controls certain dams and water rights in the basin of the East Branch of the Penobscot River and was acquired to permit future water storage development in the East Branch Basin.

          Sebois Dam Company is a Maine corporation organized to improve the navigation of certain of the Sebois waters which enter the Piscataquis River. It has the right to maintain dams for the driving of logs and lumber. It is presently an inactive corporation and has no income.

          Pleasant River Gulf Improvement Company is a corporation organized under Maine law. It is a water improvement company authorized by its charter to erect and maintain dams and to improve the flow of water in the West Branch of the Piscataquis River in Maine for the purpose of making the West Branch floatable and facilitating the driving of logs and lumber upon the same. It is presently an inactive corporation and has no income.

    Northeastern Company is an inactive corporation organized under Maine law. It was acquired to hold certain real and personal properties useful at the time of the acquisition thereof in the conduct of the business of Bangor Hydro-Electric Company. Its holdings have since been disposed of, and at the present time it has outstanding three shares of capital stock of the par value of $100 each, all of which are owned by Bangor Hydro-Electric Company.

    Eastern Development Company is an inactive corporation organized under Maine law. It was organized to acquire and hold certain properties for ultimate transfer to Bangor Hydro-Electric Company. All holdings have been disposed of and the corporation has no present assets or liabilities.

    Penobscot Hydro Co., Inc. is a 50% joint venturer in the ownership and operation of a hydro-electric project in West Enfield, Maine.

    Bangor Var Co., Inc. is a 50% joint venturer in the ownership and operation of a static var compensator in Chester, Maine. A static var compensator is electrical equipment constructed in connection with the Hydro-Quebec Phase 2 Project, and all its capital and operating costs are supported by the participants in that Project.


                                                            EXHIBIT H


                            TRANSACTIONS POSSIBLY
                          CONSTRUED AS "GUARANTEES"



    1. Contractual obligations of the Company with respect to its status as a stockholder and sponsor of Maine Yankee Atomic Power Company ("MAINE YANKEE") and as a stockholder of Maine Electric Power Company, Inc. ("MEPCO") and a participant in MEPCO's transmission support agreements.

    2. Obligations of the Company in connection with the decommissioning of Maine Yankee, including contractual obligations with respect to the payment of the Company's share of the costs of decommissioning, contractual obligations with respect to contribution among sponsors in the event of the imposition of joint and several liability for the safe and proper decommissioning of Maine Yankee, and obligations imposed by law or regulation.

    3. Contractual obligations of the Company with respect to its participation in the Hydro-Quebec Phase 1 interconnection as set forth in a letter of the Company dated April 11, 1983, previously furnished to the Bank.

    4. Contractual obligations of the Company with respect to its participation in the Hydro-Quebec Phase 2 project as set forth in a letter of the Company dated January 16, 1986, previously furnished to the Bank.

    5. Contractual obligations of the Company under a Capital Support Agreement dated January 29, 1987 with lenders in connection with the financing of the hydro-electric project in West Enfield, Maine.









EXHIBIT I HAS BEEN PROVIDED SEPARATELY